UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant      ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BYRNA TECHNOLOGIES INC.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement), if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024

Notice of Annual Stockholder Meeting and Proxy Statement

BYRNA TECHNOLOGIES INC.

100 Burtt Road, Suite 115

Andover, MA 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Byrna Technologies Inc., a Delaware corporation (the “Company” or “Byrna”), to be held at 10:00 a.m., Eastern Standard Time, on Wednesday, November 20, 2024 at the offices of Byrna Technologies, Inc. 100 Burtt Rd., Suite 115, Andover, MA 01810. At the meeting, we will be voting on the matters described in the accompanying Proxy Statement.

Items of Business

1.

To elect five (5) directors named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are qualified and elected (the “Election of Directors Proposal”);

2.	To ratify the appointment of EisnerAmper LLP as Byrna’s independent registered public accountants for the fiscal year ending November 30, 2024 (the “Auditor Ratification Proposal”);

3.

To approve an amendment to the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder by 2,375,000 shares and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards (the “Plan Proposal”);

4.	To approve, by non-binding vote, the Company’s executive compensation (“Say on Pay”); and

5	To transact such other business as may properly come before the meeting.

i

Voting

Only stockholders of record as shown in the books of our transfer agent at the close of business on October 14, 2024 are entitled to notice of, and to vote at, the Annual Meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the Company’s corporate headquarters, 100 Burtt Road, Suite 115, Andover, MA 01810.

On or about October 21, 2024, the Notice of Annual Meeting, Proxy Statement and Proxy Materials are first being mailed to our stockholders of record as of the Record Date.

Regardless of whether you expect to attend the meeting, please vote in advance of the meeting by using one of the methods described in the Company’s proxy statement (the “Proxy Statement”). As a stockholder of record, you may vote your shares (1) at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card. Specific instructions for voting by telephone or through the Internet are included in the Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, November 20, 2024: The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended November 30, 2023 are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material. www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By Order of the Board of Directors

/s/ Lisa Wager

Corporate Secretary

100 Burtt Road, Suite 115

Andover MA 01810

October 21, 2024

Even though you may plan to attend the meeting, please vote by telephone, through the Internet, or, if you receive your proxy materials by mail, execute the enclosed proxy card and mail it promptly in the accompanying postage-free return envelope. Stockholders who received proxy materials in the mail are also welcome to vote by telephone or through the Internet by following the instructions on the proxy card. Should you attend the meeting, you may revoke your proxy and vote at the meeting if you wish to change your vote.

BYRNA TECHNOLOGIES INC.

100 Burtt Road, Suite 115

Andover, MA 01810

__________________________________________________________

2024 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Byrna Technologies Inc. (“Byrna”, the “Company,” “we,” “us,” or “our”) to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). On or about October 21, 2024, the Notice of Annual Meeting, Proxy Statement and Proxy Materials are first being mailed to our stockholders of record as of October 14, 2024, the Record Date, and our notice of annual meeting, proxy materials, and 2023 Annual Report are first being posted on www.proxyvote.com. All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

Stockholders as of the Record Date are invited to attend the Annual Meeting which will take place on Wednesday, November 20, 2024, beginning at 10:00 a.m. Eastern Time at the offices of Byrna Technologies Inc., 100 Burtt Road, Andover, MA, 01810 and any adjournments or postponements thereof. You may obtain directions to the Annual Meeting at www.proxyvote.com.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail, telephone or on the Internet. Specific instructions for voting by telephone or through the Internet are included in this Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast. Proxies also may be voted at any adjournment or postponement of the Annual Meeting.

BYRNA TECHNOLOGIES INC.

PROXY STATEMENT FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

2024 PROXY SUMMARY

2024 PROXY SUMMARY

This summary highlights selected information contained in this Proxy Statement. Please review the entire Proxy Statement and our 2023 Annual Report before voting your shares.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., Eastern Time, Wednesday, November 20, 2024

Meeting Location:	Offices of Byrna Technologies Inc. 100 Burtt Rd., Suite 115, Andover, MA 01810

Record Date:	October 14, 2024

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to vote for each director nominee and one vote for each of the other proposals to be voted on.

ANNUAL MEETING AGENDA

Proposal		Board Recommendation	More Information
1.	Election of the five directors named in this Proxy Statement	FOR EACH NOMINEE	Page 8
2.	Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accountants for the fiscal year ending November 30, 2024	FOR	Page 54
3.

Approval of an amendment to the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,375,000 shares and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards

		FOR	Page 55
4.	Approval, by non-binding vote, of the Company's executive compensation ("Say on Pay")	FOR	Page 63

Recent Performance Highlights

●	Successfully implemented new marketing strategy based on key influencer partnerships and direct-to-consumer marketing across multiple channels, with a focus on radio, television, and social media.
●

Demonstrated the sustainability and scalability of the new marketing program, with expansion of our celebrity roster, generating record revenues of over $20 million in each of the Company’s most recent two quarters and year-to-date revenues through August 2024 of nearly $60 million.

●	Delivered 12-month Total Shareholder Return (“TSR”) of over 200% following the launch of our new marketing strategy in the fourth quarter of fiscal year 2023.
●

Demonstrated added value of the new marketing programs to overall brand recognition and growing acceptance of less lethal alternatives to lethal weapons as increased visibility from the celebrity endorsement program yielded earned media placements on over two dozen news programs to date, including ABC, Fox, Newsmax, and NewsNation, and began to open doors to traditional advertising opportunities on broadcast and cable networks.

●

Demonstrated the growth opportunity presented by our retail store model with a run rate of more than $1 million per year at a 65% gross profit margin at our first bricks-and-mortar store in Las Vegas and took steps to actively expand our retail store footprint, signing lease agreements for new stores in three other locations and actively exploring additional locations.   We also reached national account status with Bass Pro Shops and Cabela’s, expanding our presence from 42 stores to 137 stores nationwide.

●

Expanded our international visibility with large orders from law enforcement agencies in Uruguay and Argentina, and expansion of sales reach in Mexico to consumers through a federally certified training program allowing civilians to legally carry the Byrna launcher.

●	Approved a $10 million stock repurchase program and returned value to stockholders through repurchases to date of approximately $3 million of our stock.
●

Scaled up production through addition of workers and shifts at our Fort Wayne manufacturing facility in response to rising demand resulting from celebrity endorsement marketing campaign, to build inventory to support current sales growth and holiday demand, and to support future product lines including a compact launcher and a full range of ammunition that will be made in the United States.

2024 PROXY SUMMARY

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Bryan Ganz	66	2016	Product Safety
Herbert Hughes Independent	64	2019	Audit (Chair) Compensation Governance
Chris Lavern Reed Independent	56	2020	Audit Compensation (Chair) Governance Product Safety
Emily Rooney Independent	74	2021	Governance Product Safety (Chair)
Leonard Elmore Independent	72	2021	Audit Governance (Chair) Product Safety	1800Flowers.com

Board Composition Overview:

Board Composition Highlights:

●	Number of Independent Directors: 4 of 5 (80%)
●	Number of Gender or Ethnically Diverse Directors: 4 of 5 (80%)
●	Number of Women Chairing Standing Committees: 1 of 4 (25%)
●	100% of our Committee Chairs Are Independent and Gender or Ethnically Diverse
●	None of our Non-Employee Directors Serve as an Executive Officer of a Public Company
●	None of our Directors Serve on more than one other Public Company Board

Our Board has diverse and varied experiences, backgrounds, and strengths. Our four independent directors, led by Board Chair Herbert Hughes, who has the longest tenure with the Company of any of our directors, play a vital role in oversight of risk areas and strategic guidance.

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking stockholders to vote FOR the ratification of the selection of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2024.

2024 PROXY SUMMARY

ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers for our 2023 fiscal year were:

•	Bryan Ganz, Chief Executive Officer
•	David North, Chief Financial Officer
•	Luan Pham, Chief Marketing and Revenue Officer

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Compensation Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

Highlighted Changes in Our Executive Compensation Program:

In response to stockholder feedback as described further below, as well as its self-evaluation and consideration of best practices, the Compensation Committee has made a number of important changes to the executive compensation program since our last Annual Stockholders Meeting and identified additional areas for action, to be informed by shareholder outreach, over the coming fiscal year.  Highlights that we believe are central to furtherance of our goals of pay-for-performance that furthers long-term stockholder and business goals and improved transparency to compensation-related decisions include:

●

Changing the Company’s policy, effective upon commencement of the fiscal year beginning December 1, 2024, related to awards under our long-term incentive program to remove the CEO from eligibility for awards under the program, including stock option awards, and limiting future incentive equity awards to the CEO to those provided under his current three year employment agreement.

●	Signed a new three-year employment agreement with our CEO, under which 100% of the incentive equity to be granted pursuant to the agreement will be performance-based and tied to our stock price, with all awards cliff-vesting at the end of the full contract term, to further align with stockholder interests.
●

Expanded proxy disclosures related to the determination of at-risk elements of executive compensation to add transparency to our compensation process including detailed disclosure of vesting terms, financial goals and objectives and the assessment of those goals following the end of the year.

●

Effective in the current fiscal year ending November 30, 2024, adopted a formulaic scorecard system for determining annual short-term incentive compensation awards to strengthen alignment between pay and performance and improve transparency to stockholders and management.

●

Determined to make changes, informed by stockholder feedback and to take effect in the upcoming fiscal year beginning December 1, 2024, to the structure of the long-term incentive program for our non-CEO executive officers, to decrease reliance on time-based options and increase use of performance-based equity awards.

●	Reviewed potential risk mitigators identified in stockholder feedback and adopted a new Clawback Policy as well as contractual mechanisms to strengthen the policy’s enforceability.
●	Determined to review the need for minimum stock ownership and holding related policies at least annually.
●

Planned expanded stockholder engagement, including regular outreach to institutional investors, to solicit feedback on compensation, governance and other topics of importance to stockholders and the success of our business.

ABOUT THE MEETING

ABOUT THE MEETING

Why did I receive this Proxy Statement?

Our Board is soliciting your proxy to vote on your behalf at the meeting because you were a stockholder of our Company as of October 14, 2024, the Record Date, and entitled to vote.

This Proxy Statement summarizes the information you need to know in order to cast your votes at the meeting.

What Is the Effect of Signing the Proxy Card?

The Proxy Card appoints Bryan Ganz, our Chief Executive Officer, or in his absence Laurilee Kearnes, our Chief Financial Officer, or either of them, as your representative at the Annual Meeting. As your representatives, they will vote your shares of common stock at the Annual Meeting (or any adjournments or postponements) in accordance with your instructions on your proxy card. You may appoint a different person as proxy if you prefer but they will only be able to vote if they attend the meeting. If you want to appoint another person to represent you at the Annual Meeting, you may do so either by inserting such person’s name in the blank space provided in the form of proxy or by providing another form of proxy.

What am I voting on?

You are voting on four items:

•	Election of directors named in this Proxy Statement (see page 8);
•	Ratification of the appointment of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2024 (see page 54);
•

Amendment to the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,375,000 shares and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards (see page 55); and

•	Approval, by non-binding vote, of the Company’s executive compensation (see page 63).

How do I vote?

Stockholders of record		Street name holders

Stockholders of record, have four ways to vote:		If your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and not a stockholder of record.
Vote on the Internet www.proxyvote.com

	Vote by Phone 1-800-690-6903	As a beneficial owner, you may direct your broker, bank or other agent on how to vote the shares in your account by following voting instructions that they provide, or you may obtain a proxy issued in your name from them.

	Vote by Mail Complete, sign and mail your proxy	Beneficial owners who do not obtain a proxy from their broker may also attend the meeting (with appropriate identification and subject to any limits that may be placed by the Corporate Secretary on attendance by non- record holders and in the interests of the safety of attendees)

Vote at the Meeting

Voting by telephone and on the internet will close at 11:59 p.m. Eastern Daylight Time on November 19, 2024.

ABOUT THE MEETING

Has the Board of Directors made any recommendations on voting?

Yes. The Board recommendations are as follows:

Proposal		Board Recommendation
1.	Election of the five directors named in this Proxy Statement	FOR EACH NOMINEE
2.	Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accountants for the fiscal year ending November 30, 2024	FOR
3.

Amendment to the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,375,000 and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards

FOR
4	Approval, by non-binding vote, of the Company's executive compensation ("Say on Pay")	FOR

Will any other matters be voted on?

We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual meeting. If any other matter is properly brought before the meeting, your proxy card gives authority to Bryan Ganz, and in his absence Laurilee Kearnes, to vote your shares at their discretion on such other matters.

How many voting stockholders do you need to hold the Annual Meeting?

To conduct the Annual Meeting, we must have a quorum, which means that one-third of our outstanding voting shares as of the record date must be present, in person or by proxy, at the Annual Meeting. If you vote or abstain on any matter your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee, but your broker, bank, trustee, or other nominee has and exercises discretionary authority to vote on at least one matter, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority relating to the ratification of independent public accountants.

Why should I submit a proxy if I intend to attend the Annual Meeting?

Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in case your plans change. We also ask that you vote by proxy even if you intend to attend the meeting so that we will know as soon as possible that we have a quorum. This also saves us the additional costs of having to solicit proxies to ensure a quorum.

Your shares of Common Stock represented by the proxy will be voted in accordance with your instructions and if you specify a choice with respect to any matter to be acted upon, your shares of Common Stock will be voted accordingly.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 14, 2024, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the meeting. If you were a stockholder of record on the Record Date you can vote all shares that you held on that date at the meeting or at any postponement or adjournment of the meeting.

ABOUT THE MEETING

If I submit a Proxy without indicating my vote on all matters, will it be voted?

A properly executed proxy that does not include instructions to vote on one or more matters will be voted as follows:

FOR each director nominee named in the proxy materials; and

FOR ratification of EisnerAmper LLP as our independent registered public accountants for the fiscal year ending November 30, 2024;

FOR the approval of the amendment to the Byrna Technologies Inc. Amended and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,375,000 and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards; and

FOR the approval, by non-binding vote, of the Company’s executive compensation.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals.

Since our bylaws provide that approval of a proposal at an Annual Meeting of the stockholders is generally by the affirmative vote of a majority of the voting shares present, in person or by proxy, at an Annual Meeting of the stockholders and entitled to vote on the applicable matter, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. However, election of Directors is by a majority of the votes cast at the Annual Meeting with respect to a nominee, meaning that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST the nominee. A properly executed proxy card marked ABSTAIN with respect to the election of any Director nominee will not affect the approval of the nominee.

How many votes do I have?

You have one vote for each share of common stock you owned at the close of business on the Record Date.

How many shares can be voted at the Annual Meeting in total?

As of the Record Date, we had 69 stockholders of record and 22,758,402 shares outstanding, each of which is entitled to one vote at the meeting. Cumulative voting is not permitted.

What number of votes is required to elect each of the directors?

Assuming a quorum is present, each director nominee named in Proposal 1, the election of the directors, must be elected by the affirmative vote of a majority of the votes cast in an uncontested election. In other words, each director will be elected if more shares are voted FOR his or her election than are voted AGAINST his or her election. Any share that does not cast a vote for a director (including abstentions and broker non-votes, explained below) does not count as a vote against the director. Under Delaware law, any incumbent director who does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting will continue to serve on the Board as a “holdover director.” In accordance with our by-laws, each of our standing directors has tendered a resignation from the Board, conditioned on the incumbent director’s failure to receive a majority of the votes cast. If an incumbent director does not receive a majority of the votes cast, our Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation or take any other action. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of our election results.

ABOUT THE MEETING

What number of votes is required on proposals other than the election of directors?

Other than the election of directors, all other proposals shall be decided by the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the applicable matter, assuming a quorum is present.

Can I change my vote or revoke my proxy after I submit my vote?

Yes. If you vote prior to the meeting, you may change your vote or revoke your proxy at any time before the votes are cast at the Annual Meeting by sending in a new proxy card with a later date, by casting a new vote by telephone or on the Internet (not later than 11:59 p.m. Eastern Daylight Time on November 19, 2024), or by sending a written notice of revocation to our Corporate Secretary at our corporate headquarters, 100 Burt Rd Suite 115, Andover, MA 01810. You also may automatically revoke your proxy by attending the Annual Meeting and voting there if you are a record stockholder. Attending the Annual Meeting without voting at such meeting will not in and of itself constitute revocation of a proxy.

If you are a beneficial stockholder but not a stockholder of record, then to revoke your voting instructions, you must submit new voting instructions to your broker, trustee or nominee or you obtain an individual proxy from your broker, trustee or nominee and attend the meeting to vote.

What is a broker non-vote and what effect does it have?

Brokers and other intermediaries who hold shares of Common Stock in street name for their customers, generally are required to vote the shares of Common Stock in the manner directed by their customers. If their customers do not give any direction, brokers may vote shares of Common Stock on routine matters. However, in the absence of customer direction for voting on non-routine matters, brokers may not vote shares of Common Stock on those matters, which is referred to as a broker non-vote. The only matter that brokers will be able vote on without specific direction at the Annual Meeting is Proposal 2, ratification of EisnerAmper LLP as our independent registered public accountants.

Any shares of Common Stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast. Any broker non-votes with respect to all other non-routine proposals will not affect the approval of such proposals. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees, and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Wednesday, November 20, 2024: The Proxy Statement and the Annual Report are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

The Board of Directors of the Company currently consists of five members. Once elected, directors serve for one-year terms with all directors being elected by our stockholders at each annual meeting to succeed the directors whose terms are then expiring. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

At the Annual Meeting, five directors, nominated by the Board of Directors, will stand for election to serve until the 2025 annual meeting of stockholders. At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Bryan Ganz, Herbert Hughes, Chris Lavern Reed, Emily Rooney, and Leonard Elmore for election as the directors of the Company. The nominees have agreed to stand for election and, if elected, to serve as directors. However, if any person nominated by the Board of Directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the Nominating and Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of common stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of the director nominees as directors of the Company,  meaning that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST the nominee.   Any share that does not cast a vote for a director (including abstentions and broker non-votes) does not count as a vote against the director. See “What number of votes is required to elect each of the directors?” on page 6.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

PROPOSAL 1: ELECTION OF DIRECTORS

OUR BOARD AND ITS COMMITTEES

Director Biographies: Summary

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Bryan Ganz	66	2016	Product Safety
Herbert Hughes Independent	64	2019	Audit (Chair) Compensation Governance
Chris Lavern Reed Independent	55	2020	Audit Compensation (Chair) Governance Product Safety
Emily Rooney Independent	74	2021	Governance Product Safety (Chair)
Leonard Elmore Independent	72	2021 (FY22)	Audit Governance (Chair) Product Safety	1800Flowers.com

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominee Biographies

Below are the biographies of our director nominees, all of whom are incumbent directors.

Bryan Scott Ganz became the Company’s President effective July 13, 2018, Chief Executive Officer effective April 1, 2019, has been a director since June 2016, and a member of the Product Safety Committee since June 2022. Mr. Ganz served as Board Chair from April 2019 to June 17, 2022. Prior to becoming the Company’s President, he was engaged by the Company, beginning in May 2016, in a consulting capacity to assist in a restructuring of operations, evaluation of management, identify sources of capital, and provide strategic advice. Mr. Ganz brings more than 30 years of global business experience in sales management, manufacturing, new product design and development, and supply chain management, and mergers and acquisitions as well as experience as a director of other publicly held companies. Previously, Mr. Ganz founded Maine Industrial Tire LLC, an industrial tire company sold to a unit of Trelleborg AB in 2012. From 1991 to 2009 Mr. Ganz held several roles culminating with CEO of GPX International, Inc. and its predecessor Galaxy Tire Inc. Mr. Ganz started his career at Paramount Capital Group where he was a partner from 1985 to 1991. Mr. Ganz is the founder and majority shareholder of Northeast Industrial Partners LLC, a holding company that owns and operates privately held businesses. In addition, he is a principal in Scudder Bay Capital LLC, a captive private REIT. Mr. Ganz received a J.D. from Columbia Law School and a B.S. in Business Administration from Georgetown University. During Mr. Ganz’s tenure, the Company has transitioned from the research and development stage to produce and sell the Byrna line of personal security products, including less-lethal launchers, pepper spray, and other personal security tools and accessories. Key achievements during under his leadership included eliminating all long-term debt, development of a robust DTC ecommerce program, including Amazon, establishment of a nationwide network of dealers including such large chain sporting goods stores as Cabela’s, Bass Pro, and Sportsman’s Warehouse, establishment of new enlarged manufacturing facilities in the U.S. and South Africa, entry into the Canadian and Latin American markets, listing on Nasdaq, successfully completing a share repurchase program, establishing a talented and diverse Board of Directors, and establishing a first class operational infrastructure with a dynamic, experienced quality leadership team. During fiscal 2023 Mr. Ganz powered the Company through a social media weapons advertising ban, working closely with the Chief Marketing and Revenue Officer to develop and implement a new marketing strategy, restructured operations to improve new product timelines and reduce waste and costs of goods, and worked closely with his management team to expand direct communications with the Board, facilitating career development and oversight. Mr. Ganz leads the management team by example.

Herbert Hughes has been a director since July 9, 2019, and Board Chair since June 17, 2022. He served as Lead Independent Director from December 2021 through June 16, 2022. Mr. Hughes also is Chair of the Audit Committee and is its financial expert. He also is a member of the Compensation Committee, a member of the Nominating and Governance Committee, and Chair of the newly formed Succession Planning Committee. Mr. Hughes previously served as Chair of an Ad Hoc Committee during 2021 and 2022 overseeing the establishment of the Company’s stock repurchase program. Mr. Hughes has over three decades of experience in finance, risk management, operational management, and derivatives modeling as an advisor and leader of a diverse range of businesses and is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Since March 2017, Mr. Hughes has been Chief Financial Officer of Wormhole Labs Inc. (“Wormhole Labs”), a metaverse emerging technology company using mixed and augmented applications in enterprise and consumer markets and has served on its board of directors. On December 27, 2023, Wormhole Labs filed a voluntary petition for protection under Chapter 11 of the bankruptcy code in the U.S. Bankruptcy Court for the Western District of Texas, and Mr. Hughes is expected to continue as a manager and Chief Financial Officer of the reorganized company. At Wormhole Labs, Mr. Hughes is responsible for financial reporting, capital structure and formation, and SAAS and ecommerce negotiations, and has worked with the Chief Technology Officer on issues related to the development of Wormhole’s cybersecurity program. Since September 2023, Mr. Hughes has been Chief Financial Officer of Wormhole Information Technology Systems (WITS), and a member of its Board. At WITS Mr. Hughes is responsible for financial reporting, capital structure, and SAAS and enterprise negotiations. WITS is owned in part by Wormhole Labs and builds augmented reality-based enterprise software for power grid companies and other enterprises. Mr. Hughes has held executive level positions in several industries including technology, hospitality, asset management, oil and gas exploration and production, and oil industry services.

PROPOSAL 1: ELECTION OF DIRECTORS

Through his professional investment and advisory positions, Mr. Hughes has gained valuable experience with some of the unique challenges related to leadership and growth of an early-stage technology business. Mr. Hughes received a B.A. from Harvard University, and is a member of the Minnesota Chippewa tribe and the National Congress of American Indians. Mr. Hughes is the Company’s first independent Board Chair. During his tenure as Chair of the Audit Committee, the Company eliminated material weaknesses in its financial processes and controls, the Audit Committee has established and implemented a robust oversight program to monitor financial and enterprise risk, facilitate timely and reliable financial reporting, systems, and controls and, in fiscal 2023, added breadth and depth to risk oversight by the Audit Committee through regular engagement with the management team to ensure there is ongoing monitoring and tracking of key risk areas. As Board Chair, Mr. Hughes has worked closely with the Corporate Secretary, the CEO, the CFO, other members of management, and the chair of each board committee to improve information flow to the Board of Directors and deepen understanding of the Company’s business drivers as well as to improve communication of the needs, expectations, and decisions of the Board and its committees to management. This has improved the Board’s efficiency, focus, and efficacy. Mr. Hughes prioritizes shareholder engagement and management input, seeking to improve the transparency and responsiveness of the Board of Directors to all constituencies, with the overriding goal of aligning the interests of shareholders with Board and management decisions to deliver sustained shareholder value and alignment. In his roles as Board Chair and the senior member of the Compensation Committee he has taken the lead in (i) engaging with stockholders on compensation topics (ii) including stockholder and proxy advisor feedback in the Compensation Committee’s decision-making processes, and (iii) working to improve the transparency of compensation processes and decisions. Under his leadership the Board recently established a Search and Succession committee on which he serves.

Chris Lavern Reed has been a Director since September 1, 2020, and, since April 2012, has been the managing partner of Roca Property Group (previously Garcia Reed Investments, LLC), a real estate management and investment entity. Mr. Reed is Chair of the Compensation Committee and is a member of the Audit, Nominating and Governance, and Product Safety Committees. Mr. Reed has over three decades of experience in global law enforcement. Since August 2022 Mr. Reed has served as an International Financial Crimes Advisor, providing strategic consultation, project management, and risk analysis services in the anti-money laundering and counter-terrorism financing field to international clients. From October 2018 through April 29, 2022, he served with the U.S. Department of State, overseeing classified investigations. From December 2016 to July 2018, Mr. Reed served as the Special Agent in Charge and Director at the U.S. Agency for International Development Office of Inspector General (USAID OIG). Prior to his leadership role with USAID, Mr. Reed served in numerous leadership roles within the U.S. Department of Justice, Bureau of Alcohol, Tobacco, Firearms and Explosives (“BATF”). Through his work, Mr. Reed has established professional qualifications and training in leadership, security, and financial crime investigations and has strategic and operational experience related to financial risk and fraud matters. Mr. Reed has served as an instructor for the U.S. Department of State Foreign Service Institute and has spoken internationally on the topics of fraud, corruption, and a host of investigative topics. He has served as a subject matter expert in the U.S. Senate on law enforcement, homeland security and fraud issues. Through his government work, Mr. Reed has developed an understanding of complex public policy matters, the government contracting process, and has extensive experience in crisis management and global law enforcement training. He has completed continuing education coursework related to cybercrime, fraud, and business identity theft, among other cybersecurity topics, is a member of the Association of Certified Fraud Examiners and has been a Certified Fraud Examiner since April 2018. Mr. Reed also is a graduate of Georgetown University’s Congressional Fellow Program and has completed Columbia Business School’s Executive Development and Management Programs. Through his business degree, professional certifications, 10 plus years of business experience in the private sector, over 30 years of experience in relevant global and federal law enforcement, and BATF experience, Mr. Reed has developed a broad legal and technical knowledge base including expertise related to money-laundering, bribery, financial fraud corruption and internal conflict of interest schemes designed to hide illicit proceeds. His education, experience and training bring the Board critical oversight and investigative skills, important subject matter expertise, and a high degree of financial literacy. A veteran of the U.S. Marine Corps., he received an M.B.A. from Champlain College, an M.A. from Northern Arizona University, and a B.A. from Indiana University.

PROPOSAL 1: ELECTION OF DIRECTORS

Since Mr. Reed became Chair of the Compensation Committee, previously high turnover has been significantly reduced to industry average, the Committee has worked to understand and address stockholder and proxy advisor feedback concerning past executive compensation decisions and the Company’s incentive compensation programs by, among other things, negotiating a new agreement with the CEO with only performance-based equity incentives, restructuring the short-term incentive program (effective fiscal 2024) to a formulaic program including pre-determined metrics and corresponding payouts, scheduling a bi-annual review of the Company’s Long-Term incentive program, planning changes to the Company’s Long-Term Incentive Program to be informed by stockholder feedback and, among other things, reduce reliance on time-based stock options, adding transparency to compensation decisions and the compensation process, and expanding stockholder outreach to better engage with a broader range of investors, particularly institutional investors.

Emily Rooney has been a director since October 1, 2021. She chairs the Company’s Product Safety Committee and serves on the Nominating and Governance Committee and the Ad Hoc Search and Succession Committee. She previously served on the Audit Committee from October 2021 to June 2022 and on an Ad Hoc Committee during 2021 and 2022 overseeing the establishment of the Company’s stock repurchase program. Ms. Rooney has over 40 years of experience as a journalist. Since October 1, 2021, she has been working with Muddhouse Media producing a bi-monthly podcast entitled “Beat the Press” which can be heard through Spotify and Apple Music. From December 1998 through September 2021, she was Executive Editor and host for WGBH’s Emmy Award winning television show Beat the Press, examining media coverage of current events. From January 1997 to December 2014, she was also the creator, Executive Editor, and host of the television show Greater Boston with Emily Rooney. Previously she was the political director for Fox News in New York and Executive Producer of World News Tonight with Peter Jennings, positions in which she oversaw multimillion-dollar budgets. Ms. Rooney’s deep understanding and discerning examination of media, politics, and culture, and her writing and speaking skills, have earned her numerous awards, including the National Press Club’s Arthur Rowse Award for Press Criticism, a series of New England Emmy Awards, and Associated Press recognition for Best News/Talk Show. As an investigative journalist she has examined such company relevant topics as media coverage, financial fraud, police use of lethal force, social justice initiatives, and legislative initiatives related to gun control. Ms. Rooney’s relationships help further the Company’s deep understanding of politics, culture, the media, and public sentiment, are beneficial to the Board in overseeing and facilitating the development of the Company’s business strategy. Ms. Rooney received a B.A. from The American University, Washington D.C.

Ms. Rooney has been instrumental in overseeing management’s development of procedures related to product safety and safe product use including procedures related to end user safety and employee safety. Under her leadership of the Product Safety Committee, management has undertaken a comprehensive review of product development, manufacturing, customer service, employee training, and recordkeeping and escalation protocols related to product efficacy and safety, is developing updated protocols including third party testing and verification, and is launching a new employee training program and a new online product operation resource to facilitate product safety. Ms. Rooney’s professional experiences, business and industry related knowledge, investigative and analytic skills, and deep understanding politics, culture, the media and public sentiment, developed through her 40 years as an investigative journalist and television producer, including her in depth understanding of current topics relevant to the Company’s business and marketing strategies, are valuable to the Company, Board and its committees in their exercise of oversight and in facilitating, overseeing, and finding resources for strategic planning, including expansion of its new marketing strategies. As a woman she also adds to the Board’s diversity, which we believe adds to the quality, depth, and perspective of the Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Leonard Elmore has been a director since December 2021. He serves as Chair of the Nominating and Governance Committee and as a member of the Audit Committee and the Product Safety Committee. He previously served as a member of the Product Safety Committee from December 2021 to June 2022, and during 2021 and 2022 as a member of an Ad Hoc Committee overseeing the establishment of the Company’s stock repurchase program. Mr. Elmore is a retired attorney and business leader, a television sports personality, and an educator. He has a wide spectrum of experience in the private and public sectors, and, through his Co-Chairmanship of the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics, is involved in public interest initiatives directed at promoting diversity, inclusion, and reform in college athletics. A former collegiate basketball All American at the University of Maryland at College Park and a ten-year professional player in both the ABA and NBA, Mr. Elmore has been a Broadcast Analyst for the BIG Ten Network since November 2020. Since August 2018, Mr. Elmore has also served as Senior Lecturer in Discipline at the Columbia University School of Professional Studies Sports Management Program. Mr. Elmore’s prior business experience includes serving as Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA, and as the President of Test University, a leading provider of Internet-delivered learning solutions for pre-college students. As a practicing attorney, Mr. Elmore was a Partner with the law firm of Dreier LLP and, before that, Senior Counsel with LeBoeuf, Lamb, et. Al. (subsequently, Dewey & LeBoeuf). He began his legal career as an Assistant District Attorney with the King’s County (Brooklyn) District Attorney in New York City. Mr. Elmore has extensive public and private Board experience. Since October 2020, Mr. Elmore has been a member of the Board of Directors of 1800Flowers.com (Nasdaq: FLWS), a leading online and telephonic gift and flower retailer, and is the Chair of its Nominating and Corporate Governance Committee. From 2007 until February 2020, Mr. Elmore served as a Director on the Board of Directors of Lee Enterprises, Inc. (Nasdaq: LEE), a newspaper publishing company, where he served on the Audit Committee. He also sat on the Board of iHoops from its foundation. Mr. Elmore has been involved for over a decade in public interest endeavors of the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics, whose focus is to develop, promote and lead transformational change that prioritizes the education, health, safety and success of college athletes, and currently serves as one of the Commission’s Co-Chairs. He chairs the Commission’s Racial Equity Task Force and is a member of its Leadership Committee. He also is on the Board of Advisors of the Shirley Povich Center for Sports Journalism at the University of Maryland College Park Merrill School of Journalism. He received a J.D. from Harvard Law School and a B.A. from the University of Maryland. Mr. Elmore’s education, business experience and experience as a director of other public companies, including as a member of Audit and Governance committees, bring the Board experience in oversight (including of financial reporting and ESG areas), public relations (including media relationships), and a high degree of financial literacy. During his tenure on the Nominating and Governance Committee.

During his tenure on the Nominating and Governance Committee Mr. Elmore was instrumental in the transition to an independent Chair, the restructuring of the Compensation Committee’s responsibilities to improve Board efficiency, improvements to the Board self-evaluation process, development of various ESG related policies, adoption of a Clawback Policy and mandatory agreements by section 16 officers to comply with the Clawback Policy. He also has taken an active role, on behalf of the Board and as a member of the new Succession Committee, in driving the development of plans for internal career paths, career-related training and development and departmental crisis management, business continuity and succession plans. We believe Mr. Elmore’s legal education and professional experience, experience as an executive in the public and private sectors, experience on the Boards and on the Nominating and Governance and Audit Committees of other public companies, demonstrated commitment to social justice, safety and promotion of diversity, his experience as a professional athlete and television commentator, and his hands on approach to oversight qualify him to serve on our Board and also bring the board important leadership qualities and a high degree of financial literacy. Mr. Elmore is African-American and is one of three directors on our board who has self-identified as belonging to an underrepresented racial, ethnic, or other minority group, diversity that we believe adds to the quality, depth, and perspective of the Board

PROPOSAL 1: ELECTION OF DIRECTORS

Board Diversity Matrix (As of October 21, 2024)

Total Number of Directors				5
Part I. Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	-	-
Part II. Demographic Background
African American or Black	-	2	-	-
Alaskan Native or Native American	-	1	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	2	-	-
Two or More Races or Ethnicities	-	1*	-	-
LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

*One director self-identifies as White and Native American, so he is identified under both of those categories as well as under “Two or More Races or Ethnicities.”

Board Composition

Our current Board is composed of five directors, each of whom are standing for reelection at the Annual Meeting. Except for Bryan Ganz, our CEO and President, all of our directors are independent. None of our directors is an executive officer of any other public company or serves on the boards of more than one other public company. All directors serve one-year terms until their successors are elected and qualified at the next annual meeting of our stockholders. Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting, unless there are more nominees running than positions open.

Criteria for Board Membership and Board Refreshment

The Nominating and Governance Committee Charter provides that the committee will consider such factors as it deems relevant in evaluating and recommending director candidates, including, without limitation, skill, diversity, integrity, experience with comparable businesses and other organizations, experience relevant to the needs of the Company, leadership qualities, and the extent to which a candidate would be a desirable addition to the Board. Because the current board is relatively small by choice to contain costs, we also seek directors who are not committed as executive officers of other public companies or on more than two other boards, to ensure that our directors can commit the time needed to guide the Company and provide effective oversight of our strategy and business plans. Finally, we seek to refresh the board thoughtfully so that we may have a mix of perspectives of longer serving directors and those who recently joined the Board.

We recognize the value of seeking out directors from various backgrounds and professions and diverse in age, gender, race, and ethnicity so that the Board can draw on its breadth and depth to inform its decisions. Our five board nominees bring diversity in ethnicity, gender, professional experience, and tenure. Our Board has varied experiences, backgrounds, and strengths. Our four independent directors, led by Herbert Hughes as Board Chair, who has the longest tenure with the Company of any of our directors, play a vital role in oversight of risk areas and strategic guidance.

PROPOSAL 1: ELECTION OF DIRECTORS

Leadership Structure of the Board of Directors

Mr. Hughes, our longest-tenured independent director, has served as Board Chair since June 2022, prior to that, as Lead Independent Director beginning in December 2021, and has been an independent director of the Company since July 2019. Mr. Ganz, our President and Chief Executive Officer, served as Board Chair from April 2019 until June 2022. Following the Company’s listing on the Nasdaq Stock Exchange in 2021, the Nominating and Governance Committee recommended that an independent Board Chair would best serve the interests of the Company and our stockholders, and nominated Mr. Hughes, who had served as an independent director for three years, as Board Chair. We believe that separation of the positions of Board Chair and Chief Executive Officer facilitates the independence and effectiveness of the Board in its roles of evaluating and overseeing the Chief Executive Officer and senior management and, therefore, is in the best interests of the Company and our stockholders. It also allows Mr. Ganz to focus on managing the Company’s business and operations while Mr. Hughes focuses on Board matters.

Role of Board in Risk Oversight Process

Our Board of Directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, cybersecurity risk, and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including development of new procedures and protocols in response to developing topics including, beginning in fiscal year 2023, the ongoing development of protocols and training to strengthen cybersecurity and data protection. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, insider trading risks, and potential conflicts of interest. The Product Safety Committee manages risks associated with the safety of products we manufacture and distribute. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our full Board, and risk topics delegated to committees may alternatively be discussed at Board meetings.

Board Committees

Below is a summary of our standing committees’ responsibilities, and their present membership and leadership.

Audit Committee

Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and Rule 5605(c) of the Marketplace Rules of Nasdaq. It exercises sole authority with respect to the selection, appointment, oversight of and, where appropriate, replacement of the Company’s independent registered public accounting firm and the terms of its engagement including compensation; reviews the policies and procedures of the Company and management with respect to maintaining the Company’s books and records and cybersecurity; reviews with the independent registered public accounting firm, upon the completion of its audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and reviews with the independent registered public accounting firm, upon the completion of its quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with such quarterly reviews. Our Audit Committee also is responsible for, among other things, assisting our Board of Directors with oversight of: (1) the integrity of our financial statements; (2) legal, ethical and risk management compliance programs; (3) our systems of internal accounting and financial reporting control. The Audit Committee meets periodically with members of management to discuss risk topics, including cybersecurity procedures, supply chain vulnerabilities, material weaknesses if any, and any risks identified to it by management or by the Company’s independent registered public accounting firm. The Committee also receives any whistleblower reports and oversees compliance with the Company’s insider trading program among other things.

PROPOSAL 1: ELECTION OF DIRECTORS

Our current Audit Committee members are Herbert Hughes (Chair), Chris Lavern Reed, and Leonard Elmore. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. Our Audit Committee has been 100% independent pursuant to the applicable Nasdaq rules since July 2019. Our Nominating and Governance Committee and the Board have determined that Herbert Hughes is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of the other committee members has the level of “financial literacy” required by the applicable rules and regulations of the SEC. During fiscal year 2023, each current member of the Audit Committee was present at 100% of the Audit Committee meetings held during such director's tenure as a member of the Audit Committee.

Compensation Committee

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving compensation levels of our Chief Executive Officer (“CEO” or “PEO”) and other executive officers, including salaries, awards under our incentive compensation plans and other forms of compensation; (2) reviewing and approving the corporate goals and objectives with respect to compensation for our executive officers; and (3) reviewing and recommending to the Board any changes to the compensation of our non-employee directors. The Compensation Committee also administers our equity incentive plan.

Many key compensation decisions are made during the first part of the fiscal year including review of the management team’s performance during the fiscal year concluded, determination of annual, short-term incentive cash bonus awards for the completed fiscal year, and discussion of compensation related targets, objectives and key metrics for the new fiscal year. However, compensation is an ongoing process, and the committee holds regularly scheduled meetings throughout the year, based on its annual meeting cycle, for purposes of evaluation, planning and taking appropriate action including consideration of Say on Pay votes and feedback from stockholder engagement during proxy solicitation and following our Annual Meeting, the award of new hire grants, and to discuss compensation related topics with its advisors and management. In addition, the committee may convene special meetings in addition to its regularly scheduled meetings on any of these topics, to consider compensation topics raised by management, to consider compensation packages for potential candidates for executive positions, including grants proposed in connection with promotions or to facilitate the inducement of any external candidate for a senior management position, and to discuss topics related to retention or turnover, or to consider market developments, peer group composition, feedback on or risks identified in incentive programs, changes in SEC rulemaking, Nasdaq listing requirements, or proxy advisor guidelines related to compensation, or other topics within its purview. During the fiscal year ended November 30, 2023 the Compensation Committee held seven meetings in addition to informal sessions and special meetings related to negotiation of a new employment agreement with the CEO, planned awards under the Company’s incentive equity programs, and acted by consent to make awards under the Company’s equity incentive programs. The Compensation Committee meets with the Chief People Officer (“CPO”) on topics related to human capital resources, including employee turnover, retention or recruitment challenges, diversity, employee satisfaction, and new benefits under consideration and with the Chief Governance Officer and Corporate Secretary on matters related to new regulatory rulemaking, preparation of compensation related policies and resolutions, preparation of the compensation discussion for the annual proxy materials, stockholder engagement support, and for research and counsel on compensation related topics. In recent years, the Committee has engaged FW Cook, an independent compensation consultant to review and make recommendations related to compensation topics including retention, recruitment, peer group construction and benchmarking, recommendations related to its short- and long-term incentive programs, and potential terms of the CEO’s 2023 contract.

PROPOSAL 1: ELECTION OF DIRECTORS

The members of our Compensation Committee are Chris Lavern Reed (Chair) and Herbert Hughes. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act and is “independent” as defined by Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. Our Compensation Committee has been 100% independent pursuant to the applicable Nasdaq rules since July 2019. During fiscal year 2023, each member of the Compensation Committee was present at 100% of the Compensation Committee meetings held during such director's tenure as a member of the Compensation Committee.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for assisting our Board of Directors by: (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for election to the Board at the annual meeting of stockholders; and (3) assisting our Board of Directors in assessing director performance and the capacity and effectiveness of the Board of Directors as a whole including the breadth and depth of its substantive knowledge on topics related to general financial risk management, risks specific to the Company, strategic direction, and other matters related to its oversight and guidance of management, as well as in view of developments in the business and in legal and regulatory considerations. The Committee annually reviews the Board’s and each committee’s charter and composition and makes recommendations to Committees and the Board to improve oversight and strengthen their respective resources. In fiscal 2023 the Committee recommended and the Chair made changes to the Board’s delegation of responsibilities to committees and to its time allocation at Board meetings in response to self-evaluations administered by the committee, made recommendations that were adopted by the Board to strengthen the Company’s Insider Trading Policy and Clawback Policy, and initiated review of the Company’s management development and succession planning programs, including by recommending the formation of the Ad Hoc Succession Planning Committee. The Board currently consists of one member of management and four independent directors, but up to seven directors are authorized by the Company’s by-laws, and the Committee evaluates candidates brought to its attention on a rolling basis and may recommend the addition of Board members to provide relevant expertise, experience or to add depth to the Board. Diversity of background, experience, gender, and racial and ethnic identity are considered by the Committee in board recruitment. The board’s five current members include individuals with diverse backgrounds in manufacturing, finance, business, law, public service, the media, and law enforcement. Four individuals add racial, ethnic or gender diversity: one woman, two men who identify as African American, and one man who is a member of a Native American tribe. The Nominating and Governance Committee works with our Chief Governance Officer in recommending changes to the Company’s governance and compliance policies and protocols related to changes in Delaware law and SEC and Nasdaq rulemaking, in keeping the Board and management informed about important regulatory and legal developments related to SEC disclosure requirements, best practices, Board oversight responsibilities and educational opportunities, in preparing, administering, and reporting annual Board and Committee self-evaluations, annual D&O Questionnaires, and onboarding of any new Board members, among other things.

The members of our Nominating and Corporate Governance Committee are Leonard Elmore (Chair), Herbert Hughes, Emily Rooney, and Chris Reed. All current members of the Nominating and Corporate Governance Committee are “independent” as defined by Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. During fiscal year 2023, each member of the Nominating and Corporate Governance Committee was present at 100% of the Nominating and Governance Committee meetings held during such director's tenure as a member of the Nominating and Governance Committee. The Committee also met informally and acted by consent, recommending changes that were adopted by the Board to the Company’s Insider Trading Policy to foster compliance with new SEC and Nasdaq regulations related to insider trading and 10b5-1 plans and a new Clawback Policy to comply with regulations going into effect in the coming year.

PROPOSAL 1: ELECTION OF DIRECTORS

Product Safety Committee

Our Product Safety Committee, formed in December 2022, is responsible for assisting the Board with its oversight responsibilities related to the safety of products manufactured in house for consumer use, including the establishment and maintenance of safety-related policies,  procedures, reporting systems for ongoing oversight, safety-related crisis management, customer warnings, and product recalls,  and any legal and regulatory requirements related to the safety of the products manufactured and produced and services offered by the Company (collectively, “products”). The committee meets with such members of management and the Company’s operations and technical management personnel as it sees fit to review topics relevant to its responsibilities and reports on such matters to the board for further discussion and. The Committee may engage outside advisors to assist the Company in compliance with the Consumer Product Safety Act and to assist its members in understanding such legal and regulatory environment as is relevant to the safety of the Company’s products. The members of the committee are Emily Rooney (Chair), Chris Lavern Reed, and, since October 2023, Leonard Elmore, each of whom is independent, and Bryan Ganz. During 2023 the Committee closely oversaw the development of safety protocols by the management product safety committee under the stewardship of the new VP of Product Development.

Code of Business Conduct and Ethics, Insider Trading Policy, and Hedging Prohibition

We have adopted a Code of Business Conduct and Ethics that applies to all employees, including our Chief Executive Officer and Chief Financial Officer. A copy of our Code of Business Conduct and Ethics is available free of charge on our website at ir.byrna.com. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at ir.byrna.com. The Company also has a formal Whistleblower Policy, a hotline monitored by the Chair of the Audit Committee, and a comprehensive Insider Trading Policy.

Important Insider Trading Related Policies

Our Insider Trading Policy, which will be filed as an exhibit to our Annual Report on Form10-K for the fiscal year ending November 30, 2024, includes the following key provisions:

●

Persons covered: Our Insider Trading Policy applies to all employees, consultants, directors, any former employees who retain material nonpublic information (“MNPI”), and any of their respective family members, household members, dependents and anyone whose securities they influence, direct or control (collectively, “Covered Persons”).

●	Transactions prohibited:

o	Broad prohibition against any transaction that involves our securities while in possession of material non-public information.

o	Parallel prohibition against any transactions in the securities of other companies related to MNPI obtained in the course of service to us (collectivel,y “Covered Transactions”).

●

Mandatory preclearance; no safe harbors or exceptions: All Covered Persons are required to obtain written preclearance of all Covered Transactions and there is no hardship or personal circumstances exception to any provision of the Insider Trading Policy.

●

Written representation of no MNPI required for pre-clearance. Pre-clearance is only granted upon submission of a written representation that the Covered Person is not in possession of MNPI and all Covered Transactions that receive pre-approval are subject to the continuing representation that the Covered Person is not in possession of MNPI at the time the transaction is directed.

o

The Insider Trading Policy contains detailed explanations of what constitutes MNPI, what the insider trading laws prohibit, and the legal risks of illegal use MNPI as well as a discussion of Regulation FD and prohibitions against sharing Company information with outsiders. The Compliance Officer is available to answer any questions.

PROPOSAL 1: ELECTION OF DIRECTORS

●

Blackout Periods. The Insider Trading Policy details the Company’s regular quarterly blackout period and explains that special blackout periods may also be announced without prior notice. The Company sends notices to all employees with Company emails when blackouts begin and end, together with courtesy copies of the Insider Trading Policy and pre-clearance forms. Blackout Period starts and ends are also announced at the daily morning meeting held on the factory floor to ensure that employees without company emails receive notice, and Blackout related notices are posted prominently on the Employee Bulletin Board next to the punch in clock in the factory.

●

Comprehensive Hedging and Margin Account Prohibition. The Insider Trading Policy prohibits hedging in the Company’s securities, including trading in public options, puts, calls, or other derivative securities as well as holding Company securities in margin accounts.

●

Common Stock received in Settlement or upon Exercise of equity awards. The exercise of previously granted options or SARs and the settlement of restricted stock or restricted stock units previously granted under Company Incentive Equity Plans is not affected by the Insider Trading Policy, but any company securities received upon such exercise or settlement are subject to the Policy and all Policy terms, including all pre-clearance related requirements and all rules related to blackout periods and trading while in possession of material non-public information.

●	Entry into and Transactions pursuant to 10b5-1 Plans

o	Pre-clearance is required.

o	Pre-clearances will not be granted and plans cannot be entered into during Blackout Periods or when the director or employee is in possession of MNPI.

o	Plans by Section 16 officers and directors and by all other covered persons must include the respective cooling periods prescribed by SEC and Nasdaq rules.

Compensation Committee Incentive Equity Grant Policies

The Compensation Committee’s policy is to not grant stock options or similar awards whose exercise price is related to the market value of our common stock in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and to not time the public release of such information based on stock option grant dates. To bolster our commitment to the highest ethical standards, our Compensation Committee recently adopted a policy, effective March 1, 2024, to make awards of options or similar awards on preset dates that do not fall in our standard quarterly Blackout Periods and not to grant stock options or similar awards whose exercise price is related to the market price of our common stock on the date of grant during periods in which there is likely to be material nonpublic information about our company, including (i) during Blackout Periods or outside a trading window established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information (each, a “Filing Window”) or, in the event that any stock option grant is awarded by the Committee during a Blackout Period or a Filing Window, it will be deemed effective on the day after the earnings or other announcement has been made and one full day of trading thereafter completed, unless such day is within a Filing Window, in which case such grants will not be deemed effective until the day after the first full trading day following the filing of the applicable report with the Securities and Exchange Commission.

Director Independence

A majority of the Board of Directors is independent as defined in Rule 5605(a)(2) of the Marketplace Rules of Nasdaq. The Board has reviewed and determined that 80% of our directors are independent under the applicable standards of Nasdaq: Herbert Hughes, Chris Lavern Reed, Leonard Elmore, and Emily Rooney. Each Board Committee except the Product Safety Committee is 100% comprised of independent directors. In December 2021, Herbert Hughes was appointed as Lead Independent Director and, effective May 16, 2023, he was elected Chair. During the fiscal year ended November 30, 2023, our independent directors held two stand-alone executive meetings of all independent directors, two executive sessions following Board meetings, and three executive sessions with the Company’s auditors following Audit Committee meetings.

PROPOSAL 1: ELECTION OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has in the past served as an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Engagement

Our Board of Directors met seven times during fiscal year ended November 30, 2023, and also acted by unanimous written consent. Over the past twelve months, two Board meetings were held at the Company’s domestic facilities in Las Vegas and Andover and included facility visits and engagement with local management and other employees. Members of management are invited to and attend selected board and committee meetings, depending on the agenda, to report on relevant topics and respond to questions, and engage informally with committee chairs on relevant topics.

In addition to our seven Board meetings during the 2023 fiscal year, the Audit Committee met five times, the Compensation Committee met seven times, and also met informally which resulted in action by consent, the Nominating and Governance Committee met twice and also acted by consent, and the Product Safety Committee met twice. Each director attended at least 75% of the combined Board and applicable committee meetings. Executive sessions or meetings of outside (non-management) directors without management present are included on the agenda for each regularly scheduled Board of Directors and Audit Committee meeting as well as any other committee meeting attended by management. During fiscal year 2023, the independent directors held eight executive sessions without management present, three of which included meeting with the Company’s independent auditors. The Compensation Committee also meets in executive sessions on compensation related matters with its outside advisors, in addition to regularly scheduled meetings.

Submission of Stockholder Recommendations for Director Candidates

The Nominating and Governance Committee has established procedures for stockholders to recommend director candidates. All stockholder recommendations for director candidates must be submitted in writing to our Corporate Secretary at 100 Burtt Road, Suite 115, Andover, MA 01810, who will forward all recommendations to the Nominating and Governance Committee. All stockholder recommendations for director candidates must be submitted to the Company not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year’s annual meeting. All stockholder recommendations for director candidates must include:

·	the name and address of record of the stockholder;

·

a representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

·

the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

·

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for board membership approved by the Board of Directors and set forth in the Nominating and Governance Committee charter;

PROPOSAL 1: ELECTION OF DIRECTORS

·	a description of all arrangements or understandings between the stockholder and the proposed director candidate;

·

the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the proxy statement, and to serve as a director if elected; and

·	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Nominating and Governance Committee will evaluate all such proposed director candidates, including those recommended by stockholders, in compliance with the procedures established by the Nominating and Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. When considering a potential candidate for membership on the Board of Directors, the Nominating and Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating and Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each candidate must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other directors and candidates, in collectively serving the long-term interests of the stockholders. In addition, the Nominating and Governance Committee will recommend that the Board select candidates for nomination to help ensure that a majority of the Board shall be “independent” in accordance with Nasdaq rules and that each of its Audit, Compensation, and Nominating and Governance Committees shall be comprised entirely of independent directors, subject to certain exceptions under the Nasdaq rules to such requirement. Although there is no specific policy regarding the consideration of diversity in identifying director candidates, the Nominating and Governance Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Nominating and Governance Committee also may consider whether the candidate has direct experience in the industries or in the markets in which the Company operates. The Company does not pay any fees to third parties to identify or evaluate potential nominees.

Stockholder Communications

We welcome the opportunity to share the Company’s story and strategy with investors, and value their input on long-term goals and strategies and their feedback on our operations, management, and initiatives. Stockholders and other interested parties wishing to communicate with the Board of Directors may do so by sending a written communication to any director at the following address: Corporate Secretary, Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, MA 01810. The mailing envelope should contain a notation indicating that the enclosed letter is a “Board Communication.” All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. Our Corporate Secretary or her designee will make a copy of any such communication so received and promptly forward it to the director or directors to whom it is addressed.

Committee Charters

The Board has adopted, and may amend from time to time, a written charter for each of the Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Product Safety Committee. Byrna maintains a website at www.byrna.com. We make available on our website, free of charge, copies of each of these charters. The information on our website is not incorporated by reference into this proxy statement and should not be considered to be a part of this proxy statement.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our Corporate Citizenship

We are committed to exceeding the expectations of you, our stockholders, our employees, and the communities in which we live and work. Every day we strive as a team to develop and deliver innovative tools and educational and training programs to facilitate safer policing, safer schools, safer communities, and safer living. Our goal is simple: to reduce the lethal consequences that result from deployment of traditional firearms by developing and offering simple, effective, and affordable tools and training for personal safety, community safety, and criminal apprehension. We believe our message is one that people with opposing political perspectives should be able to agree upon and are working to raise public awareness of the availability and value of non-lethal alternatives to firearms. In the interest of making our tools available to people who might not be able to afford them, we offer Sezzle® as a payment option on our e-commerce store.

We have not adopted any formal objectives for environmental sustainability and just begun the process of analyzing and planning compliance with the SEC’s recently finalized rules. However, we have undertaken several projects directed at environmental sustainability and employee and public health and safety. We have developed the first environmentally friendly less lethal round to reduce our contribution to the environmental challenge presented by the build-up of non-biodegradable plastic debris. We have begun a packaging project to reduce ammunition packaging waste by converting from plastic containers to mylar bags.  We also are evaluating changes to our protocols for intracompany shipping to reduce unpacking and repacking waste.  Finally, we recently hired an Environmental Health and Safety consultant to review our current policies, audit our facility, and create proposals for improvement.

Our Team: Human Capital Management

Talent Acquisition, Engagement, and Retention

Our team is critical to the Company’s ability to meet its strategic goals including growing revenues, improving margins and simplifying day-to-day processes to maximize efficiency. Our Board and our Human Resources Department, led by our Chief People Officer, Sandra Driscoll, work to further our key human capital management priorities: talent acquisition and retention, diversity and inclusion, engagement and collaboration, and development. We use a variety of recruiting and retention tools to engage and retain our human capital including recruiters, employee referrals, short and Long-Term incentive programs, a full suite of health benefits, employer 401(k) contributions, hybrid work environments where possible, and a comfortable workplace with various amenities and features to encourage collaboration and collegiality. In the U.S., in addition to initiatives related to compensation and the physical work environment, we seek to support our employees by providing benefits, services and, in some cases, flexible work arrangements to support our employees with personal or work-related issues. Our benefit programs include a range of support services related to mental and emotional well-being.

We are continuously engaged in efforts to provide opportunities and awards to improve the Company’s recruitment and retention of critical talent globally. In February 2022, our Compensation Committee retained FW Cook, an independent compensation consultant, to make recommendations to support retention and recruitment. We subsequently implemented a New Hire Incentive Equity Program, a one-time Employee Retention Grant Program to provide incentive equity to employees hired before the New Hire Incentive Equity Program was adopted, and an a long-term incentive equity grant program for senior management and key employees to provide better motivational and retention tools in the medium and short range as a result of FW Cook’s recommendations. The Compensation Committee works with its advisors each year to review and develop its compensation incentive programs informed by peer data and industry developments, including recent changes and contemplated changes described in this proxy statement. Additionally, we have undertaken several key projects to support and incentivize our people, including moving Fort Wayne manufacturing and customer support teams to a new facility with better workplace amenities, implementation of company-wide, cloud-based systems to improve safety and security, new software and hardware to facilitate management of inventory, production and shipping operations, a hybrid work policy for office workers, and a global product safety related training program. We have reorganized our facilities and standardized certain parts to reduce SKUs, improve efficiency and lower costs, and currently are exploring additional changes, including training of key personnel in lean manufacturing techniques, to continually improve employee safety, working conditions, efficiency, and product quality. We are currently planning a new facility in Fort Wayne dedicated to ammunition manufacture in the U.S.

CORPORATE GOVERNANCE

We continue to invest in our human capital by offering an online learning platform, which currently offers self-guided courses of study designed to facilitate the personal and professional development of our employees and organizational compliance and security. These include programs on stress management, discrimination, workplace conflict management, intergenerational communication skills, collaboration and teambuilding, time management, planning and organizing, listening skills, negotiating skills, presentation skills and e-mail best practices, as well as modules specifically for managers and supervisors. We also have conducted safety training, including level 2 firearms training where appropriate, and implemented a firearms safety protocol in all our facilities to better secure the well-being of employees and visitors and provide a consistent and safe way to demonstrate and use our products, external training to support specific areas of growth, including technical, organizational, and personal growth initiatives, and organizational training such as cybersecurity and foreign corrupt best practices

Diversity and Inclusion

Byrna embraces diversity and equal opportunity. We view diversity in our team as an important contributor to innovation and seek to encourage all team members to offer bring their background, experience, diverse skills, and perspective to the workplace. Our Human Resources department is in the process of building programs designed to make all employees comfortable in expressing their views and collaborating so that they can develop and thrive in the workplace. On an annual basis, all employees are required to participate in training directed at preventing discrimination and harassment and understanding bias, with special training for managers on leadership’s role in preventing discrimination and workplace harassment. With under 100 employees in the United States, we do not report metrics to the EEOC.

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended November 30, 2023 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended November 30, 2023.

2.

The Audit Committee has discussed with representatives of EisnerAmper LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard No. 16.

3.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

4.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Herbert Hughes, Chairman of the Audit Committee
Chris Lavern Reed
Leonard Elmore

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Our Executive Officers

In addition to Mr. Ganz, our current executive officers include Laurilee Kearnes, Luan Pham, and Lisa Wager. Information concerning our executive officers, other than Mr. Ganz, follows:

Laurilee Kearnes has been Chief Financial Officer since July 2024. Ms. Kearnes brings over 20 years of experience in financial and operating leadership, most recently serving as CFO for Harte Hanks (Nasdaq: HHS), a Massachusetts-based global customer experience strategy company, from November 2019 to October 2023. At Harte Hanks, she oversaw all finance, accounting, and human resources for a business with over $200 million in annual revenues. Prior to her role as CFO at Harte Hanks, Ms. Kearnes held various key positions, including Corporate Controller from August 2018 to November 2019, Group VP of Finance from 2006 to 2018, and VP of Finance from 2003 to 2006. Her background also includes roles at Brooks Automation, where she managed financial operations in a high-tech manufacturing environment from 2000 to 2003, and at Nutraceutical Corporation, where she gained insights into market dynamics in consumer-focused industries from 1997 to 2000. Ms. Kearnes graduated from Utah State University, receiving both her undergraduate degree and master’s degree in accounting.

Luan Pham has been Chief Marketing and Revenue Officer since April 2021, and joined the Company as Chief Marketing Officer in January 2021. He previously served as Chief Revenue and Marketing Officer, from June 2017 to December 2020, of Laird Superfood, Inc., a creator of plant-based food products. Immediately before joining Laird, and since January 2012, Mr. Pham was Head of Marketing for Condé Nast's Golf Digest. Previously, Mr. Pham was Senior Director of Marketing for Golf and Tennis at Ralph Lauren. Mr. Pham received a B.A. from California State University, Fullerton.

Lisa Wager has been Corporate Secretary since April 2019 and our Chief Governance Officer since December 2021. She previously served as the Company’s Chief Legal Officer from October 2018 to December 2021. Previously, Ms. Wager was in private practice for over 20 years, most recently as a Partner with the law firm of Morgan Lewis. Ms. Wager was as a law clerk to Hon. John F. Keenan, United States District Judge for the Southern District of New York. She received a J.D. from Columbia Law School and a B.S. from Union College.

Compensation Discussion and Analysis

The Company’s three named executive officers (“NEOs”) in the fiscal year ended November 30, 2023 were:

Bryan Ganz, President and Chief Executive Officer (“CEO” or “PEO”)

Luan Pham, Chief Marketing and Revenue Officer, and

David North, former Chief Financial Officer.

This Compensation Discussion and Analysis is intended to provide material information related to our executive compensation program, including our compensation goals, the criteria used in making and the reasons underlying executive compensation decisions and to provide context for the information in the Summary Compensation and Compensation Actually Paid tables.

We believe a compensation program that promotes long-term growth is a cornerstone to delivering meaningful shareholder value. We have worked to engage actively with our stockholders in structuring and setting CEO compensation and in crafting its executive incentive compensation program.

Key changes to our executive compensation program since our 2023 annual meeting of stockholders include:

●	Modified the long-term incentive program to exclude the CEO from further grants thereunder effective December 1, 2023;
●	Determined that no equity grants will be made to the current CEO during the three-year term of his 2023 employment agreement other than those explicitly provided for in the agreement;

EXECUTIVE COMPENSATION

●

Provided that 100% of the incentive equity to be granted to the CEO pursuant to his new three-year agreement will be performance-based and tied to our stock price, with all awards cliff-vesting at the end of the full contract term, to further align with stockholder interests;

●

Determined to make changes to the structure of the long-term incentive program for our non-CEO executive officers beginning in fiscal year 2025, informed by stockholder feedback, to decrease reliance on time-based options and increase use of performance-based equity awards;

●

Implemented changes to the annual short term cash incentive program beginning in fiscal 2024 to a preset, formulaic scorecard system to strengthen alignment between pay and performance and improve transparency to stockholders and management;

●	Reviewed potential risk mitigators identified through stockholder feedback and adopted a new Clawback Policy as well as contractual mechanisms to strengthen the policy’s enforceability;
●	Considered the need for minimum stock ownership and holding related policies and determined to revisit these topics at least annually;
●

Determined to work with an independent outside consultant to try to improve construction and usage of a representative peer group to assess compensation levels and structure, identify relevant indices to assess performance, and to monitor and evaluate the overall compensation structure on an ongoing basis, including the success of the new formulaic short-term incentive program in improving alignment of pay and performance; and

●

Planned expanded stockholder engagement, including regular outreach to institutional investors, to solicit feedback on compensation, governance and other topics of importance to stockholders and the success of our business.

Stockholder Engagement and Feedback

Accountability is critical to our success, and we actively seek our stockholders’ input and perspectives on our policies and practices. Our stockholder engagement program is led by our senior management and overseen by our Board, and since the beginning of fiscal 2023 it included meeting with over 90 investors at conferences and several hundred investor calls made or received with management and our investor relations representatives.

In making compensation decisions during fiscal year 2023, the Board and the Compensation Committee considered the say-on-pay vote from our 2023 annual meeting of stockholders, which reflected strong overall support with approximately 82% of shareholders voting in support of our compensation program as disclosed in the proxy statement for that meeting and relevant institutional voting policies and voting records. The Compensation Committee and the Board also considers stockholders’ long-term goals and interests in connection with strategic decisions generally including our executive compensation structure. In addition, members of the Board and the Compensation Committee engaged directly with shareholders during fiscal year 2023 on several specific topics, including:

●

a meeting between members of our Compensation Committee and members of the stewardship committee of one of our largest institutional investors to review topics related to alignment of pay and performance in advance of the 2023 Say on Pay vote;

●

multiple communications between large individual and institutional investors and members of management or members of the Board and numerous conversations between management and institutional investors discussing marketing challenges the Company faced in 2023; and

●

several phone calls between members or representatives of the Compensation Committee and several of our largest individual shareholders related to negotiation of the Mr. Ganz’s new employment agreement and his related long-term incentive awards, which feedback was reflected in the final agreement.

EXECUTIVE COMPENSATION

Executive Compensation Philosophy

Our executive compensation program is designed to align executive compensation with the interests of our shareholders by rewarding achievements that serve our financial and operational goals and build success. To build sustained long-term success, our executive compensation program is designed with the following goals:

●	attracting and retaining highly qualified individuals capable of making significant contributions to our growth and long-term success;
●	promoting a dynamic and collaborative environment that encourages team and individual achievement;
●	relating pay to performance through an emphasis on at-risk, variable pay components;
●	rewarding achievement of preselected key metrics and strategic milestones that will enhance long-term shareholder value;
●	rewarding strategic management in furtherance of long-term sustained growth;
●	aligning the interests of our executives with the interests of our shareholders in growing shareholder value over the long-term through equity ownership; and
●	balancing short-term incentives that could encourage inappropriate risk taking with longer term compensation components that encourage consideration of long-term return.

Guided by these objectives, our executive compensation design reflects our vision and values, general economic and company-specific considerations, and is built on a framework of pay-for-performance, comprehensive position evaluations, and market competitiveness.

In structuring incentive compensation to advance our immediate and long-term financial and operational goals, identified priorities include:

●	achieving financial metrics that build shareholder value over time;
●	driving and growing traffic to our e-commerce and bricks and mortar stores;
●	expanding and growing our premier dealer network;
●	expanding our geographic footprint and sales channels;
●	innovative and strategic product line expansion and partnerships to develop our safety ecosystem;
●	managing regulatory, business and product-related challenges including challenges stemming from our products’ proximity to the socially and politically charged subject of firearms.
●	expanding demand for our products by raising public awareness of the availability of effective less-lethal alternatives to firearms;
●	building brand recognition as a pioneer in the market for less-lethal self-defense tools specifically created for civilians; and
●	establishing the Byrna® line of non-lethal products as the best-in-class solution for civilian personal safety.

To mitigate risk, our compensation program design includes a comprehensive clawback policy, use of multi-year and back-weighted vesting periods of at least three years in most long-term incentive awards, use of key financial metrics in short-term incentive determination, monitoring stockholdings of and stock sales by our executive officers, and the Compensation Committee’s ultimate discretion in awarding short-term incentives to ensure that they serve long-term shareholder interests.

EXECUTIVE COMPENSATION

Compensation Committee Role

The current members of our Compensation Committee are Chris Reed (Committee Chair) and Herbert Hughes. Each member of the Compensation Committee is an independent director under the applicable rules of Nasdaq. The Compensation Committee is primarily responsible for addressing the fair and competitive compensation of our executive officers along with matters related to our compensation plans, policies, and programs. In fulfilling its duties and responsibilities, the Compensation Committee may consult with management and investors, and hire independent consultants. The Compensation Committee uses professional compensation consultants to provide market and peer data related to compliance policies, structure and awards to inform its compensation design, as well as to assist in specific compensation-related decisions. Compensation related feedback from investors, including feedback transmitted by management and the investor relations team following earnings calls, at investor conferences, and in one-on-one meetings or calls, is considered by the Compensation Committee together with institutional investor guidelines, publications and analyses by proxy advisors.

In reviewing the compensation of NEOs, the Compensation Committee generally meets only with the CEO and the committee’s independent compensation consultant. No executives (including the CEO) may attend Compensation Committee discussions of or participate in decisions on their own compensation.

Use of Independent Consultants and Peer Groups

In 2023, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent consultant to provide peer data, information on compensation trends and institutional investor outlook, and alternative incentive designs that informed the following topics:

●	negotiation of a new three-year contract with the CEO effective upon the August 31, 2023 expiration of his prior contract;
●	modification of the long-term incentive program to exclude the CEO for 2024; and
●	adoption of formulaic methodology, including implementation and communication of preset metrics, to be used in awarding annual short-term incentives beginning with the 2024 STI program.

The Compensation Committee continues to work with its outside advisors to further develop our executive compensation program.

The Compensation Committee has found peer group data provided by the independent compensation consultant to be helpful in developing the structure of our overall compensation program, including modifications made in 2022 to address changing market and competitive conditions and retention challenges, and in developing a formulaic mechanism to more clearly tie short-term incentive awards to performance. To date, peer data has been of limited utility for benchmarking overall and LTI, initially due to the significant growth the Company was undergoing when the executive compensation program was designed in 2020 and the unique historic role of the CEO, and more recently due to challenges in in constructing a relevant peer group from the Company’s legacy “Aerospace & Defense” classification and limited use of performance related incentives by companies that are deemed to be peers. We believe meaningful peer data would be helpful to the Committee and investors in evaluating our executive compensation program. The Compensation Committee will work with its outside consultants to review and update our peer group to improve its utility for this type of market analysis.

EXECUTIVE COMPENSATION

Components of our Executive Compensation Structure

Base salary

We pay base salaries to attract and retain talented employees, including our NEOs. We operate in a fast-paced and demanding environment and place great reliance on the skills of our small core team. Each of our executives is called on to lead “with their sleeves rolled up,” and has decades of experience in areas of critical importance to our long-term success. Our base salary levels are set based on market competitive considerations, including the unique skills and experience of each of our executive officers, the immediate and longer term demands of our business and organizational structure, and our long-term business and shareholder interests, with reference to peer data provided by our independent compensation consultants. In referencing peer data, we seek to draw from companies with similar business models, C-suite structures, and expectations of executives in assessing the overall reasonableness of our compensation packages although, as noted previously, that has been challenging.

Increases in base salary are driven primarily by demonstrated value to the Company, generally reviewed annually and adjusted from time to time based on market data and assessment of company, business unit and individual performance and experience. Merit increases are awarded based on the performance of the employee. For executives other than the CEO, increases in base salary may be initiated by the CEO’s recommendation in his annual report to the Compensation Committee.

For fiscal year 2023 the CEO had a modest increase in his base salary as a result of the commencement of a new employment agreement effective September 1, 2023, reflecting cost of living and inflation since his 2022 salary was set for the term beginning September 1, 2020 (as discussed below) and that salary is fixed for the full three years of his agreement. Neither of the two NEOs other than our CEO had any increase in their fiscal year 2023 salary compared to fiscal year 2022.

Short-Term Incentive

We seek to balance the security provided by a base salary with the “at-risk” feature of an annual short-term incentive (“STI”) cash award. The annual bonus opportunity allows us to recognize and reinforce our executives’ performance over the prior year and their contributions, individually and as a member of a team, to building long-term shareholder value. Each executive officer has an STI target stated as a percentage of base salary. The STI targets for our NEOs were initially set at hiring based on position and seniority. Although STI targets are relatively stable at the named executive level, they may be adjusted due to a change in position or increase in recognition of an NEO’s increasing value to the Company. Targets and respective payouts for the years reflected in the SCT are detailed under “Short-Term Incentive Detail” below.

The general process used to determine actual STI awards over the past five years has begun with the Compensation Committee’s selection, early in the year, of key financial metrics, operational goals and/or strategic milestones to be considered based on Company priorities. Final STI awards related to performance in a given fiscal year are made early in the following fiscal year.

Long-Term Incentive Equity

We grant equity-based awards to our executive officers under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) in order to recruit, retain and motivate our executive team to pursue strategies directed at sustained long-term growth. We believe that executives’ interests and those of other stockholders are well-aligned when they are co-owners of the Company and through opportunities to increase their ownership and the value of that ownership, effectively reaping what they sow. Long-term incentives that we can grant under the 2020 Plan include restricted stock, restricted stock units, stock appreciation rights and stock options.

EXECUTIVE COMPENSATION

Key features of the 2020 Plan include:

●	Prohibition of repricing of options or SARs without explicit shareholder approval;
●	No evergreen features;
●	No liberal share recycling including of shares repurchased, withheld, or tendered for cashless exercise or withholding tax obligations;
●	One year minimum vesting, subject to limited exceptions;
●	No option reloading;
●	No dividend payouts on any unvested equity awards; and
●	No non-standard change in control definitions.

Awards granted under the long-term incentive program for our named executive officers have utilized multi-year vesting periods to encourage long-term strategic planning and sustained growth, performance-based vesting conditions to directly link a portion of “at risk” executive compensation to shareholder return, and front-loaded grants with back-weighted vesting provisions to discourage turnover, particularly as executives gain experience and become more valuable to the Company over time. To date, grants of performance-based restricted stock units have been structured to vest on preset end dates such that any shares that do not satisfy vesting conditions by the specified end date are forfeited. Vesting of all performance-based RSU awards has been conditioned upon achievement of preset stock prices for specified periods and no RSU awards have provided for vesting before the end of a multi-year service term, which generally has been three years from the effective grant date.

The NEOs’ long-term equity incentive packages (including the CEO’s), as initially granted by the Board in 2020, consisted of front-loaded restricted stock units that could not vest until the end of specified three-year service periods. All of the units granted to the CEO and two-thirds of those granted to the other named executive officers in the initial long-term incentive packages were performance-based.

2022 Modifications to Executive Long-Term Incentive Packages

Between the third quarter of 2021 and the first quarter of 2022, our stock price fell significantly, reducing the motivational value of the executive team’s LTI packages. We also experienced turnover of our Chief Supply Officer, Controller, and Chief Operating Officer.

In response to concerns and based on feedback from FW Cook, in March of 2022 the Compensation Committee approved the cancellation of 50% of the original grants to the CEO and the other two named executive officers, consisting of all of the performance-based RSU awards subject to a $40 stock price target and half of performance-based RSU awards subject to a $30 stock target, and the issuance of an equal number of time-based stock options with a ten-year term, exercisable at the fair market value on grant date. For clarity, the CEO retained all of his $20 performance-based RSUs and half of his $30 performance-based RSUs, and the other two named executive officers each retained their time-based RSUs and half of their $30 performance-based RSUs.  All of the $30 performance-based RSUs were forfeited on their respective end dates between August 31, 2023 and April 18, 2024.  The details of these RSU grants, the modifications thereto, and the final vesting and forfeitures of these awards is set out in the Executive RSU Grant Details table below and the details of the 2022 option grants are set forth in the notes to the Summary Compensation Table.

One-third of the stock options that each executive was granted in connection with his March 2022 forfeitures of a portion of his outstanding performance-based RSUs vested on the first anniversary of the grant, and the balance vested or will vest in even quarterly increments over the following two years. Because these new option grants replaced simultaneously forfeited performance-based RSU awards, they had no net impact on the overall number of shares reserved for issuance to the grantees and no additional dilutive impact on shareholders as a whole. Implementation of these changes to our long-term compensation was intended to provide more effective, ongoing long-term incentives to facilitate retention, while maintaining stock price performance-based awards. Moreover, it brought the overall structure of the executive long-term incentive packages closer to that of peers.

EXECUTIVE COMPENSATION

Fiscal 2023 Compensation Topics

Fiscal Year 2023 Long-Term Equity-Based Incentive Grants

In the third quarter of fiscal year 2022, business challenges related to economic headwinds and the global supply chain crisis led to lower earnings estimates and our stock price declined further. In response to this, the Compensation Committee adopted a long-term incentive equity program (the “LTI Program”) for our executive officers to begin during the 2023 fiscal year, as well as a new hire program to provide incentive equity to new employees throughout the business based on their positions and base salaries. The LTI Program was structured to consist of 100% stock options for fiscal 2023 because the Compensation Committee believed that this would ensure continual motivation to drive performance and facilitate retention in variable markets, while aligning executives’ interests with those of stockholders generally because the options could yield value only to the extent that our stock price appreciated following the grant date. The first grants under the program were made in December 2022 (in fiscal year 2023). The recipients included our CEO and our other two named executive officers as well as other members of senior management. The Compensation Committee will continue to evaluate the proper mix of equity for the LTI Program each year and intends to engage with shareholders to solicit investor feedback to inform program design decisions.

2023 Ganz Agreement

Shortly after the 2023 Annual Meeting of Stockholders, the members of the Compensation Committee were charged with negotiating a new contract with Mr. Ganz to commence upon the August 31, 2023 expiration of the employment period covered by the 2020 Ganz Agreement. The new contract would contemplate an orderly transition of leadership over or upon the conclusion of its new three-year term. The Compensation Committee retained FW Cook as an independent consultant to advise it in connection with assessing the reasonableness of the overall compensation package relative to peers, its alignment to our business goals, and the alignment of the incentive structure with shareholder value. The Compensation Committee also considered feedback received from investors and the results of the 2023 say-on-pay vote as it negotiated the agreement based on its outreach to large stockholders. On September 12, 2023, informed by this feedback as well as published commentary in connection with the 2023 say-on-pay vote, we executed a new three-year employment agreement with Mr. Ganz, effective as of September 1, 2023 (the “2023 Ganz Agreement”). For a summary of the terms of 2023 Ganz Agreement, see “—Employment Agreements—Bryan Ganz” below.

Other 2023 Compensation Committee Actions

Following the May 2023 say-on-pay vote, the Compensation Committee considered the views expressed by proxy advisors related to time-based incentive equity grants, and explored ways to further align pay with performance and improve the transparency of our compensation practices, particularly determination of short-term incentives and its consideration of total shareholder return in various elements of the executive compensation structure.

2023 Short-Term Incentive Cash Awards

In determining 2023 short-term incentive awards, the Compensation Committee focused on the extent to which management had achieved the pre-determined strategic goal of developing a new marketing strategy following the marketing challenges that had resulted from the early 2023 third party weapons advertising ban that significantly impacted our historic marketing programs. In determining 2023 STI awards to be made following the fiscal year-end, the Compensation Committee reviewed available quantitative evidence bearing on the success of the new program.  The Compensation Committee reviewed quantitative data reflecting web activity in the wake of endorsement airings, non-quantitative but informative information reflecting additional celebrities under contract or in contract discussions, and preliminary revenue results for the fourth quarter of 2023 reflecting a sequential increase of approximately 120% over third quarter 2023 revenues and a 33% year-over-year quarterly increase in domestic revenues. The Compensation Committee also considered additional quantitative data including  early holiday orders during the period immediately following the end of the fiscal year (beginning with Black Friday and Cyber Monday) relative to the prior year’s holiday season, which was up 50% year over year.  While these results had not yet been reported and thus were not yet reflected in the year end stock price, the Board reasonably anticipated that shareholder return would catch up with the revenue trend once results were announced and sustained.  Accordingly, the Compensation Committee concluded that management fully met its single prioritized strategic goal set for 2023. As a result, the Compensation Committee awarded 100% of target bonuses to Mr. Pham and Mr. North. The Compensation Committee awarded Mr. Ganz a bonus equal to 75% of his target bonus reflecting the strong performance of the new marketing strategy and his leadership of the team, but exercised a discretionary reduction of his 100% target due to his ultimate responsibility for supply chain and product development issues encountered earlier in the fiscal year that had been the responsibility of certain of his direct reports.

EXECUTIVE COMPENSATION

When the preliminary financials and other information considered by the Committee were reported in the Company’s Annual Report on Form 10-K filed February 14, 2024, they reflected a strong sequential quarterly revenue increase of 119% over the fiscal third quarter 2023 revenue following implementation of the new marketing strategy. Illustrating even longer sustained and improved performance, the revenue for the third quarter of 2024 reflect year over year third quarter revenue growth of 194%.

	Q3 2023	Q4 2023	Q3 2024
	($ millions)	($ millions)	($ millions)
Last Quarterly Revenues Reported	7.1	15.6	20.9
Increase over Q3 2023 Revenues		119%	194%

The table below details Total Shareholder Return (“TSR”) changes following the reporting of our financial results for fiscal year 2023 and through October 16, 2024, relative to Russell Microcap ETF (the “IWC”) over the same periods.

	Fiscal 2023 Year End	2023 Financials Reported
Date	11/30/23	2/14/24	10/16/24
Byrna Closing Price	$5.85	$10	$15.76
Byrna TSR Increase from 11/30/23		71%	169%
Russell Microcap ETF (IWC) Closing	$101.88	115.33	128.57
Price IWC TSR Increase over same periods		13.20%	26%

The 71% increase in Byrna’s TSR upon reporting its fourth quarter and full year 2023 results support the Compensation Committee’s decisions for the 2023 STI awards.  Further underscoring the Compensation Committee’s assessment that management had demonstrated the scalability and sustainability of the new program is the 169% year-over-year third quarter growth of our TSR through October 16, 2024, relative to the IWC’s TSR of 26% over the same period.

EXECUTIVE COMPENSATION

2024 Compensation Planning

New Methodology for Determination of STI Awards

For fiscal 2024, the Compensation Committee has implemented an annual short term incentive program subject to pre-determined performance measures applied formulaically to determine STI payouts. The pre-determined measures are 60% financial and 40% strategic, with thresholds for each metric below which no payout will be made and a maximum performance that, if reached, will result in a maximum payout at 150% of target for that element. The financial metrics for fiscal 2024 are comprised of revenues (50%), EBITDA (25%) and gross margin (25%). The strategic goals selected are non-financial objectives and considerations, including management of certain risks and human capital, identified as central to the success of our business.

The Compensation Committee believes that its formal communication of the new scorecards to management early in the year will improve the effectiveness of the STI program in enhancing shareholder value by clearly communicating the Board’s priorities and how achievement of specific metrics selected to advance those priorities will impact their STI awards. The Compensation Committee expects the scorecard system to strengthen the connection between pay and performance, and facilitate alignment of compensation and TSR, particularly over multiple year periods.

Long-Term Incentive Design Review and Shareholder Engagement Plans

In December of 2023, which is during our fiscal year 2024, the Compensation Committee considered investor feedback regarding of the use of stock options as long-term incentive compensation, but decided that continuing the long-term incentive option program for fiscal 2024 was the best way to provide consistency in the program and the best incentivizing and retention tool. The Compensation Committee decided to remove the CEO from eligibility for the option grant program because his contractual entitlement to performance-based RSU grants was intended to reflect comprehensive long-term incentive compensation for the full three-year period of his contract. The Compensation Committee is continuing to evaluate the program, including seeking shareholder input, refining our peer group, and may make changes for FY 2025 and subsequent years.

Peer Group Benchmarking

Notwithstanding our best efforts to analyze our executive compensation structure and performance relative to a representative group of peers, we have been challenged by turnover in our identified peer group executive ranks, limited disclosures related particularly to incentive equity among other smaller reporting companies, and substantial differences between the organizational structures, executive responsibilities, seniority levels, business structures, and growth stage between Byrna and peer companies. Our most fundamental challenges stem from our legacy designation as an “Aerospace and Defense” company and unique company related challenges stemming from our new and novel business, the highly charged political and economic spheres in which it operates, our vulnerability to economic and cyclical headwinds and the cyclical nature of our business, whose high season is not fully captured by its fiscal year or the disclosure of high season results.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended November 30, 2023 and 2022. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our two other most highly compensated executive officers during the fiscal year ended November 30, 2023 whose salary and bonus for services rendered in all capacities exceeded $100,000.

	Year	Salary	Bonus	Stock	Option
Name and Principal Position		($)(1)	($)(2)(6)	Awards ($)(3)	Awards ($)(4)	Other ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)
Bryan Ganz	2023	465,000	371,250	-	424,782	17,297	1,278,329
Chief Executive Officer	2022	450,000	225,000		2,479,500	19,306	3,173,806
David North	2023	250,000	150,000		212,388	15,695	628,083
Former Chief Financial Officer (6)	2022	250,000	120,000	235,257	413,578	16,895	1,035,730
Luan Pham	2023	300,000	225,000		212,388	26,321	763,709
Chief Marketing and Revenue Officer	2022	300,000	112,500	39,551	454,936	27,142	934,129

Notes:

(1)

The base salary of our CEO during 2022 and the first eight months of 2023 was set pursuant to his three-year contract approved by shareholders in 2020 and, since September 1, 2023, has been set pursuant to his new three-year contract effective on that date. The base salaries of our non-PEO NEOs were initially set in August 2020 and April 2021 pursuant to their offer letters and have been adjusted since pursuant to merit raises and increased responsibilities.

(2)

Amounts reflected in this column are cash awards under the Company’s short-term incentive plan made in December of the year following each fiscal year. Our short-term incentive awards reflect the Compensation Committee’s assessment of the NEOs’ collective achievement of pre-selected objective and subjective financial metrics and strategic goals, adjusted to account for individual performance considerations and contributions and any other objective metric or subjective measure of performance that the Compensation Committee, in its discretion, deems appropriate and aligned with company goals. These amounts are calculated as a percentage of each NEO’s target short-term incentive provided in their respective employment contract or offer as subsequently set by the Compensation Committee for future fiscal years. Additional information underlying the determination of each award in this column is provided in the Short-Term Incentive Detail table below.

EXECUTIVE COMPENSATION

(3)

All stock-based awards reported for the years ended November 30, 2023 and November 30, 2022 were restricted stock units with vesting contingent upon continued employment, with a portion of such units subject to performance conditions, and subject to the terms of the governing plan and related grant agreements. The grant date fair value of these stock-based awards was determined using Monte-Carlo simulation model.

(4)

All option awards for the years ended November 30, 2022 and November 30, 2023 were stock options with vesting based on the grantee’s continuous service through specified vesting dates. The grant date fair value of each stock option is estimated on the date of grant by using the Black-Scholes model. Options listed in this column that were granted in 2022 included 450,000 to Mr. Ganz (with a grant date fair value of $2,479,500), 75,000 to Mr. North (with a grant date fair value of $413,578) and 82,500 to Mr. Pham (with a grant date fair value of $454,936) that replaced an equivalent number of performance-based restricted stock units previously granted to them that were forfeited in 2022.

(5)	Compensation that we have reported under this category includes our contribution to the cost of health insurance and 401(k) partial matching for those employees contributing to 401(k) plans. These benefits, however, are offered to all employees of the Company on the same terms, and thus the contributions to the cost of health care insurance were included voluntarily and are not required to be included in the Summary Compensation Table.

(6)	Mr. North retired as Chief Financial Officer effective July 15, 2024.

EXECUTIVE COMPENSATION

Short-Term Incentive Detail

The table below provides additional information regarding short-term incentive targets for our named executive officers, the metrics and strategic goals considered when determining bonus payments, and the amount of bonus payments for fiscal years 2022 and 2023 as a percentage of each named executive officer’s base salary.

Name and Principal Position	Year	Target STI (as a % of base)	% of Target Awarded (1)(2)	Preselected Metric(s)	Preselected Strategic Goals
Bryan Ganz	2023	100%	75%	N/A; financial target metrics were not set due to third party business disruption that began in late Q1 was deemed unresolvable in March	Q1 new product rollouts; developing a successful marketing strategy in the face of the third party advertising ban was prioritized in March
President and Chief Executive Officer	2022	100%	50%	Revenue Gross Profit EBITDA	Elimination of material weakness NetSuite implementation
Luan Pham	2023	75%	100%	N/A; financial target metrics were not set due to third party business disruption that began in late Q1 and was deemed unresolvable in March	Q1 new product rollouts; developing a successful marketing strategy in the face of the third party advertising ban was prioritized in March
Chief Marketing and Revenue Officer	2022	75%	50%	Revenue Gross Profit EBITDA	Elimination of material weakness NetSuite implementation
David North	2023	60%	100%	growth/A	Financial support of new product rollouts and of new marketing strategy development prioritized in March
Former Chief Financial Officer	2022	60%	80%	Revenue Gross Profit EBITDA	Elimination of material weakness NetSuite implementation

(1)

Specific financial targets were not set for 2023 STI awards due to third party implementation of an advertising ban on all weapons advertising, and meeting that challenge took precedence over shorter-term goals. In March 2023, management was charged with the strategic priority of developing a new marketing strategy, which the Compensation Committee found, after the fiscal year ended, to have been successfully implemented in the fourth fiscal quarter. The Compensation Committee awarded full STI targets to the non-CEO executive officers for achieving this selected strategic goal and in recognition of the overriding importance of this new strategy to long-term shareholder value. The Compensation Committee recognized the importance of the CEO’s leadership and personal contributions to the development and implementation of the new strategy, but made an adjustment downwards of 25% from his target STI award to align this portion of his at-risk compensation to the continuing negative TSR (relative to other companies with a similar market capitalization) and because he was charged with ultimate responsibility for delays in new product related challenges in the first quarter of fiscal year 2023.

(2)

Two of the 2022 preselected metrics, Revenue and Gross Profit, were satisfied but positive EBITDA was not achieved. All preselected strategic milestones were met. The Compensation Committee made individual downward adjustments to the Chief Marketing Officer’s STI target of 50% based on achievement of the pre-identified metrics and performance of domestic sales channels for which he was responsible, and a discretionary 50% adjustment to the CEO’s STI target to align his at-risk compensation with the overall decline in TSR. A smaller negative adjustment of 20% was made to the Chief Financial Officer’s STI award in recognition of his primary responsibility for the achievement of the predetermined strategic milestones of eliminating material weakness and implementation of NetSuite.

EXECUTIVE COMPENSATION

Employment Arrangements

Bryan Ganz

On November 19, 2020, 99% of shareholders voting at the Company’s Annual Meeting approved the CEO compensation terms set forth in the Company’s employment agreement with Bryan Ganz effective August 31, 2020 (the “2020 Ganz Agreement”) and the issuance to him of 900,000 restricted stock units as provided therein. Byrna and Mr. Ganz also entered into a Non-competition and Non-solicitation Agreement, covering a period of 12 months from the date of termination of Mr. Ganz’ employment. The 2020 Ganz Agreement provided that Mr. Ganz would be paid an annual salary for $450,000, be eligible for a target annual short-term incentive award of 100%, of his base salary, subject to his achievement of criteria established by the Compensation Committee. In addition, in consideration of Mr. Ganz’ rendering of services thereunder, Mr. Ganz was granted 900,000 performance-based RSUs under the 2020 Plan, which RSUs would have been eligible to vest on August 31, 2023, subject to certain stock price-based performance metrics and a time-based vesting requirement of three years. The details of Mr. Ganz’s performance-based RSU awards, including those exchanged for options and others that were forfeited, are detailed under “—Executive RSU Grant Details” below.

The term of the 2020 Ganz Agreement ended on August 31, 2023 and, on September 12, 2023, we entered into a new three-year employment agreement, effective September 1, 2023, with Mr. Ganz (the “2023 Ganz Agreement”). The 2023 Ganz Agreement provides for an annual base salary of $495,000 and a target bonus of 100%, with the actual bonus awarded based on criteria established the Compensation Committee, and ends on August 31, 2026 (the “End Date”) unless terminated earlier pursuant to its terms. Following the conclusion of fiscal 2023, Mr. Ganz was awarded 75% of his target bonus. See “—2022 and 2023 Short Term Incentive Detail” above for more information regarding targets, actual award amounts, and performance criteria relating to bonus awards during 2022 and 2023 .

As discussed above, as inducement for Mr. Ganz committing to serve as CEO for up to three additional years, the Company agreed to grant Mr. Ganz 600,000 performance-based RSUs at the start of fiscal year 2024. The RSUs are eligible to vest on the End Date, but only to the extent the Company’s stock satisfies the specified stock performance thresholds and provided that Mr. Ganz remains employed by the Company as its Chief Executive Officer through the End Date. The RSUs are divided into three equal tranches with successively higher performance thresholds. The contract includes special provisions governing certain types of termination events during the vesting period summarized below. Under the terms of the 2023 Ganz Agreement, any performance-based RSUs that do not vest on the End Date will be forfeited on that date.

Termination and Severance Provisions

The 2023 Ganz Agreement provides for termination prior to the End Date by us or by Mr. Ganz with or without cause, following the selection and approval by the Board of a successor in connection with a Qualified Retirement (as such term is defined in the Employment Agreement), or by reason of death or disability. If we terminate Mr. Ganz’s employment without Cause or he resigns for Good Reason (as such terms are defined in the Employment Agreement), then Mr. Ganz will be eligible to receive continued payment of his base salary for 12 months, plus fifty percent (50%) of his target bonus amount for the applicable year, subject to the execution of a customary release in favor of us. Additionally, if we terminate Mr. Ganz’s employment without Cause or he resigns for any reason other than a Qualified Retirement, the performance period for the performance-based RSUs will end on the earlier of six months following termination or the End Date, and to the extent that any stock price triggers are met during that period, the performance-based RSUs will vest on a prorated basis based on the duration of Mr. Ganz’s service during the term of the 2023 Ganz Agreement.

If Mr. Ganz’s employment is terminated due to a Qualified Retirement, the performance period for the RSUs will extend until the End Date and, to the extent stock price triggers are met, the RSUs will fully vest notwithstanding Mr. Ganz’s retirement prior to the End Date. If Mr. Ganz’s employment is terminated due to death or disability, the performance period for the RSUs will end on the earlier of six months following termination or the End Date, and to the extent that any stock price triggers are met during that period, the RSUs will vest on a prorated basis based on the duration of Mr. Ganz’s service during the term of the 2023 Ganz Agreement, provided that if such termination occurs after the one-year anniversary of the Effective Date then the RSUs with the threshold price trigger will not be prorated, and if such termination occurs after the two-year anniversary of the Effective Date then the RSUs with the target price trigger will not be prorated. If, due to a Change of Control (as defined in the agreement), we cease to exist as a publicly traded entity, each price trigger will be deemed satisfied to the extent that the value per share in the transaction, whether in cash, securities and/or other property, equals or exceeds the applicable price trigger, the RSUs would be converted to time-based vesting, and the RSUs would fully accelerate upon any termination of Mr. Ganz by us without Cause or if Mr. Ganz resigns for Good Reason within one year of the Change of Control.

EXECUTIVE COMPENSATION

David North

Effective August 31, 2020, Mr. North was appointed by the Board of Directors as Chief Financial Officer. In connection with Mr. North’s appointment, he accepted an offer letter (the “Offer Letter”). The Offer Letter provided that Mr. North would be paid an annual base salary of $250,000 and may be eligible for a discretionary bonus. It further provided that Mr. North would receive 60,000 restricted stock units to vest at the end of a three-year period subject to time and performance conditions. At the beginning of fiscal 2022, Mr. North’s STI Target was set at 60% of his base salary and he was granted an additional 90,000 RSUs, effective on shareholder approval of plan expansion, subject to the same time and performance conditions as his earlier grant to bring his total LTI package in line with those of the other senior executives. The details of Mr. North’s grants, including units forfeited in the 2022 exchange for options and units forfeited and earned on the vesting dates are detailed under “—Executive RSU Grant Details” below.

On June 19, 2024, we entered into a Separation Agreement and General Release with Mr. North (the “Separation Agreement”), effective as of July 15, 2024, in connection with Mr. North’s retirement. Pursuant to the Separation Agreement, (i) Mr. North received a payment of $82,500, less applicable deductions and other withholdings, which represents one-half of his estimated bonus amount for fiscal year 2024, (ii) we extended Mr. North’s exercise rights on all of his outstanding vested options under the Plan with grant dates of March 23, 2022 (the “March 2022 Options”) and December 8, 2022 (the “December 2022 Options”), for a period of twelve months following the date when Mr. North ceases to serve as either our employee or consultant, and (iii) we amended the terms of each of the March 2022 Options and the December 2022 Options, such that they shall continue to vest per each of their terms subject to Mr. North’s continuous service as either an employee or consultant. On the date that the Separation Agreement became effective, however, Mr. North forfeited his rights to options that he was granted on January 28, 2024.

On June 19, 2024, we also entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. North, effective as of July 16, 2024 (the “Start Date”), pursuant to which Mr. North provides certain consulting services to us following his retirement as CFO. The Consulting Agreement has an initial term of nine months from the Start Date, which may be extended for successive two-month periods upon prior written agreement of both parties. Mr. North receives compensation at a rate of $11,458 per month for services provided under the Consulting Agreement. The Consulting Agreement may be terminated by either party with thirty days prior written notice.

Luan Pham

Mr. Pham joined Byrna on January 18, 2021, as the Chief Marketing Officer. In connection with Mr. Pham’s appointment as the Company’s Chief Marketing Officer, he accepted an offer letter from the Company (the “Offer Letter”). The Offer Letter provided that Mr. Pham would be paid an annual base salary of $225,000 and may be eligible for a discretionary bonus. It further provided that Mr. Pham would receive 150,000 restricted stock units (on a post reverse split basis) with cliff-vesting terms based upon his time at Byrna and our stock price appreciation. The details of Mr. Pham’s restricted stock unit grants, including units forfeited in the 2022 exchange for options and units subsequently forfeited and earned on the specific cliff-vesting date are detailed below under “—Executive RSU Grant Details” below. Mr. Pham’s grant was made effective on April 18, 2021 and partially vested on April 18, 2024, with the remaining performance-based RSUs that were subject to performance conditions that were not met being forfeited on that date. Fifty thousand of the units granted to Mr. Pham’s grant were time-vesting RSUs. Fifty thousand of the units were performance-based RSUs subject to satisfaction of 20-day VWAP trigger of $30, and 50,000 of the units were performance-based RSUs subject to satisfaction of a $40 20-day VWAP price trigger. All triggers must have been satisfied by the April 18, 2024 vesting date and vesting of all the RSUs was conditional upon his continued employment on that date, such that any units that did not vest by that date were forfeited on that date. The offer letter also included an offer of employee benefits, including health insurance. In April 2021, in recognition of Mr. Pham’s performance his oversight responsibilities began to expand, he received a raise to $275,000, and began to earn commissions based on targets for different sales channels in place of his discretionary target bonus. In January 2022, Mr. Pham’s duties expanded to include the Chief Revenue Officer duties in addition to his marketing responsibilities. His title changed to Chief Marketing and Revenue Officer, his salary increased to $300,000 annually, and he was given an STI target of 75% in place of his commissions, which roughly equated to his commission earnings the prior year. In March 2022, in further recognition of his expanded responsibilities and to incentivize Mr. Pham’s continuing commitment and agreement to forfeit half of the performance-based RSUs previously granted, the Company agreed to increase his original incentive equity package as detailed under “—Executive RSU Grant Details” below.

EXECUTIVE COMPENSATION

Executive RSU Grant Details

The table below provides all grant, modification, vesting and forfeiture details of the restricted stock units granted to the CEO and our two named executive officers through the end of the 2023 fiscal year.

Executive	Effective Grant Date (1)	# Units (2)	Vesting Type	End Date	Performance Vesting Conditions	Time Vesting Conditions	3/23/22 Forfeiture and Status
Bryan Ganz	9/2/20	300,000	Time and performance	8/31/23	20-day VWAP of $20 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Vested 8/31/23
		300,000	Time and performance		20-day VWAP of $30 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Half of the units (150,000) forfeited in conjunction with 2022 Option Grant; balance forfeited upon end date of 8/31/23 for non-satisfaction of performance conditions
		300,000	Time and performance		20-day VWAP of $40 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All units (300,000) forfeited in conjunction with 2022 Option Grant
Luan Pham	4/18/21	50,000	Time	4/18/24	Continued employment at end date	—	Vested 4/18/24
		50,000	Time and performance		20-day VWAP of $30 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Half of the units (25,000) forfeited in conjunction with 2022 Option Grant; balance forfeited upon end date of 4/18/24 for non-satisfaction of performance conditions
		50,000	Time and performance		20-day VWAP of $40 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All of the units (50,000) forfeited in conjunction with 2022 Option Grant
	3/23/22	5,000	Time		Continued employment at end date	—	Not forfeited; vested 4/18/24
		2,500	Time and performance		20-day VWAP of $30 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Forfeited at end date of 4/18/24 for non-satisfaction of performance conditions
							Rights to an additional 2,500 performance-based RSUs ($30 trigger) and 5,000 new performance-based RSUs with a $40 trigger were forfeited in connection with 3/23/2022 option grants
David North	11/30/20	20,000	Time	12/1/23	Continued employment at end date	—	Not forfeited; vested 12/1/23
		20,000	Time and performance		20-day VWAP of $30 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	Half of the units (10,000) forfeited in conjunction with 2022 Option Grant; balance forfeited upon end date of 12/1/23 for non-satisfaction of performance conditions
		20,000	Time and performance		20-day VWAP of $40 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date	All (20,000) units forfeited in conjunction with 2022 Option Grants
	6/17/22	30,000	Time	11/30/23	Continued employment at end date	—	Not forfeited; vested 11/30/23
		15,000	Time and performance		20-day VWAP of $30 + continued employment at end date	Unvested units are forfeited if performance condition not met by end date.	Forfeited at end date of 11/30/23 for non-satisfaction of performance conditions

Rights to an additional 15,000 performance-based RSUs ($30 trigger) and 30,000 new performance-based RSUs with a $40 trigger approved by Compensation Committee to be issued upon plan expansion were forfeited in connection with 2022 Option Grants so those two sets of RSUs were never issued

EXECUTIVE COMPENSATION

(1)	Initial grants were effective 90 days post hiring and June 2022 were made consistent with 3/23/22 forfeiture agreements.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of our Named Executive Officers as of November 30, 2023:

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of unvested earned stock units	Number unearned units of stock that have not vested (2)(3)	Market value of unearned unvested stock units(4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bryan Ganz	225,000	225,000	-	9.23	3/23/32	-	-	-	-
	13,333	53,334	-	8.96	12/8/32	-	-	-	-
David North	37,500	37,500	-	9.23	3/23/32	-	-	-	-
	6,666	26,667	-	8.96	12/8/32
	-	-	-	-	-	20,000	117,000	10,000	58,500
	-	-	-	-	-	30,000	175,500	15,000	87,750
Luan Pham	41,250	41,250	-	9.23	3/23/32	-		-
	6,666	26,667	-	8.96	12/8/32	-	-	-	-
	-	-	-	-	-	50,000	292,500	25,000	146,250
	-	-	-	-	-	5,000	29,250	2,500	14,625

Notes

(1)

All unexercisable option awards expiring 3/23/32 are 2022 Options granted 3/23/22 that vest in equal increments on the first day of each quarter ending on March 1, 2025. Unexercisable option awards expiring 12/8/32 were granted on December 8, 2022 and are back-weighted LTI options that provided for vesting as follows: 20% vested on the first anniversary of the grant (reflected in column b), 30% of the original grant will vest on the second grant anniversary, and the remaining 50% of the original grant will vest on the third anniversary of the grant date. See footnotes to the Summary Compensation Table for further vesting and grant details.

(2)

All unvested unearned stock-based awards listed are restricted stock units that are eligible to vest only if certain performance triggers have been satisfied by the vesting date or they are forfeited on that date. See footnotes to the Summary Compensation Table for vesting, termination and forfeiture grant details.

(3)

The unearned stock awards listed in this column are the units outstanding after the stock plan modification in March 2022. Mr. Ganz had 150,000 unearned performance units after the modification, but they were forfeited on August 31, 2023 because the performance condition was not met. Because they were forfeited prior to the end of the fiscal year, they are not reflected in this table.

(4)

Market value calculations are based on the $5.85 closing price on the last day of the Company’s fiscal year. These units were eligible to vest but were forfeited since the year end for failure to satisfy the performance condition. On their respective forfeiture dates the market value of Mr. North’s 25,000 unearned, unvested performance-based RSUs was $151,000 and the market value of Mr. Pham’s 27,500 unearned, unvested performance-based RSUs was $350,625.

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change of Control

In the event of termination of the Employment Agreement by Mr. Ganz for Good Reason or by Byrna without Cause, or if Mr. Ganz retires pursuant to a Qualified Retirement, Mr. Ganz will be entitled to receive the compensation described above under “Employment Agreements—Bryan Ganz—Termination and Severance Provisions” subject to his execution of a release. Additionally, the options granted to our named executive officers during the fiscal year ended November 30, 2022 provide that, in the event the grantee is terminated without cause or resigns for good reason (as those terms are defined in the applicable award agreements) within twelve months following a change of control, then the vesting of those options will be fully accelerated.

Clawback Policy and Binding Agreements to Comply

We have adopted a broad compensation recovery policy that complies with compensation “clawback” requirements under Nasdaq rules. Under the policy, in the event of certain accounting restatements, we will be required to recover incentive-based compensation from our executive officers representing the excess of the amount received over the amount that would have been received had it not been based on the restated results.

Under our Clawback Policy, compensation that is subject to recoupment includes any form of compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure, including but not limited to stock options, annual cash bonuses and other long and short-term cash incentives, restricted stock units, stock units, restricted stock, stock appreciation rights, performance shares, and performance units. Financial reporting measure is broadly defined to include stock price, total shareholder return, revenues, EBITDA, funds from operations, liquidity measures including working capital or operating cash flow, return measures including return on invested capital and return on assets, and earnings per share. The Compensation Committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and determine whether any adjustment will be made.

Each of our executive officers has signed an agreement to comply with the compensation recovery policy.

EXECUTIVE COMPENSATION

Pension Plan Benefits and Defined Contribution Plans

The Company does not have a pension plan or defined benefit plan that provides for payments or benefits to the Named Executive Officers at, following, or in connection with retirement.

Item 402(v) Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding compensation actually paid (“CAP”) as defined by the Securities Exchange Commission to our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and certain financial performance measures for the fiscal years listed below. We are a smaller reporting company, with a November 30 fiscal year, so this is the first proxy statement filed by the Company in which we have made the new pay versus performance disclosure. The Compensation Committee did not consider the pay versus performance disclosure below as a basis for making its pay decisions, and the CAP calculations continue to be estimates at best of future value that may not be realized, but we do think that it is a more meaningful measure of pay and performance alliance than an unadjusted comparison of TSR to an estimate of compensation at a different, earlier point in time without accounting for subsequent events during the period. For further information regarding the Company’s pay for performance philosophy and how we seek to align executive compensation with the Company’s performance, please see “ Compensation Discussion and Analysis” above.

The amounts set forth below under the headings “Compensation Actually Paid to PEO” for our PEO and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)(7)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (Loss) (in millions) (6)
2023	$1,278,329	$1,469,610	$695,896	$281,670	$39.74	($8.192))
2022	$3,173,806	$1,148,086	$984,929	$750,657	$58.83	($7.885))

(1)

We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, we are only required to include information for the past two fiscal years in this table in our first filing with the disclosure.

(2)	Our PEO for each of the applicable fiscal years 2023 and 2022 is Mr. Ganz.
(3)

In calculating the CAP, the fair value or change in fair value, as applicable, of the equity awards included in such calculations was computed in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate fair values were determined in a consistent manner and did not materially differ from those disclosed at the time of grant.

(4)	Our Non-PEO NEOs for each of the applicable fiscal years 2023 and 2022 are Mr. North and Mr. Pham.
(5)

Pursuant to the SEC rules, the Total Shareholder Return (“TSR”) reflected in this column assumes $100 was invested on November 30, 2021 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)	The amounts reflected in this column represent the net income (loss) reflected in our audited financial statements for each applicable fiscal year.

EXECUTIVE COMPENSATION

(7)

For fiscal years 2023 and 2022, calculation of our PEO’s CAP reflects the adjustments made to the total compensation amounts reported in the Summary Compensation Table (“SCT”) for fiscal years 2023 and 2022, in each case, computed in accordance with Item 402(v) of Regulation S-K. The CAP dollar amounts included in the table do not reflect the actual amount of compensation earned by the executive or paid by us during the applicable year. The adjustments made to the SCT total for purposes of calculating CAP, in accordance with the relevant rules, are reflected below:

Fiscal Year	2023	2022
PEO SCT Total	$1,278,329	$3,173,806
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(A)	($424,782)	($2,479,500)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$239,998	$2,700,000

+ Year-Over-Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($571,500)	($1,992,435)
+ Fair Value at Vesting Date of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	($1,990,875)	$0
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	($780)	($253,785)
Compensation Actually Paid to PEO	($1,469,610)	$1,148,086

(A)

For 2023 this is the grant date (12/8/23) valuation of 66,666 options granted under the 2022 Annual Incentive Plan vesting 20% 12/8/24, 30% 12/8/25 and 50% 12/8/26. For 2022 it reflects the grant date (3/23/22) valuation of 450,000 2022 Options’ vesting terms in note 3 to SCT.

(8)

For fiscal years 2023 and 2022, calculation of the average CAP for Non-PEO NEOs reflects the following adjustments made to the total compensation amounts reported for the applicable Non-PEO NEOs in the SCT for fiscal years 2023 and 2022, computed in accordance with Item 402(v) of Regulation S-K. The CAP dollar amounts included in the table do not reflect the actual amount of compensation earned by the executives or paid by us during the applicable year. The adjustments made to the SCT total for purposes of calculating CAP, in accordance with the relevant rules, are:

Fiscal Year	2023	2022
Non-PEO NEO Average SCT Total	$695,896	$984,929
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($212,388)	($571,661)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$119,999	$624,187
+ Year over Year Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($217,824)	($240,516)
+ Fair Value at Vesting Date of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal that Vested During Fiscal Year	($103,962)	$0
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	($53)	($46,282)
Average Compensation Actually Paid	$281,670	$750,657

EXECUTIVE COMPENSATION

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

Relationship between Compensation Actually Paid and Company TSR

The following graph sets forth the relationship between the CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company’s cumulative Total Shareholder Return (“TSR”) over the two most recently completed fiscal years.

Narrative description of CAP compared to TSR

The foregoing graphic presentation of our CAP versus performance as measured by TSR illustrates an alignment between CAP and the Company’s performance in both fiscal 2022 and fiscal 2023, consistent with our compensation philosophy as described under “Compensation Discussion and Analysis” above. Specifically, a large portion of the potential value of the NEOs’ reported compensation for 2022 and 2023 as reflected in the Summary Compensation Table was based on the potential value of unvested incentive equity they were awarded. In addition, NEOs were motivated to achieve positive TSR by the risks and potential benefits tied to outstanding incentive equity awards granted from 2020 through 2022 that could either vest or be forfeited in 2023 depending on whether the Company’s stock price satisfied stated performance conditions before time-based vesting dates, as well as and the relative value of any equity that vested in 2023. The calculations of the PEO and non-PEO named executive officers’ CAP was generally aligned with our relative TSR performance in that it declined substantially when our relative TSR performance declined. Had our TSR increased over these years, the value of the incentive equity held by our PEO and non-PEO named executive officers would have increased over the same period. Instead, performance-based RSUs eligible to vest in 2023 were forfeited because performance targets were not met, and the options issued in 2022 following their forfeiture had no apparent value at the fiscal year end because our year end stock price of $5.85 was well below their exercise price of $9.23. Similarly new options granted at the beginning of fiscal 2023 under our 2023 Annual Incentive Equity Program had no apparent value as of the fiscal year end because our stock was trading well below their exercise price of $8.96. We believe this demonstrates strong alignment between the fates of our executive team members and the interests of our shareholders and that options as well as performance-based RSUs provide a strong alignment of interests.

EXECUTIVE COMPENSATION

Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company’s net income (loss) over the two most recently completed fiscal years.

Narrative description of CAP compared to Net Income

As shown in the table above, CAP was also well aligned with Net Income during each of the last two fiscal years completed. During those periods, our net income decreased and the PEO’s and other named executive officers’ CAP also declined significantly. This is due in large part to the significant emphasis we place on equity incentives, the value of which are closely tied to changes in stock price, in our executive compensation packages. We do not use Net Income to determine compensation levels or incentive plan payouts.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of November 30, 2023 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, And Rights	Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,735,136	$7.88	797,596
Equity compensation plans not approved by security holders	—	—	—
Total	1,735,136		797,596

(1)

The number of securities in column (a) for plans approved by security holders consists of 1,384,665 outstanding stock options (includes vested and unvested) and 350,471 unvested RSUs, all governed by the Amended and Restated 2020 Equity Incentive Plan.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

The following table summarizes the director compensation of our non-employee directors for fiscal year 2023:

Name(1)	Fees earned or paid in cash ($)	Stock- based Awards ($)(2)(3)	Total ($)
Herbert Hughes	95,000	110,000	205,000
Chris Lavern Reed	62,500	80,000	142,000
Emily Rooney	60,000	80,000	140,000
Leonard Elmore	60,000	80,000	140,000

(1)

Bryan Ganz, our Chief Executive Officer, is not included in this table because Mr. Ganz is our employee, and thus received no compensation for his service as a director. The compensation received by Mr. Ganz as an employee of the Company is shown in the Summary Compensation Table on page 10.

(2)

All stock-based awards were restricted stock units valued for purposes of this table as of the grant date. The stock-based awards listed here for each director reflect awards to each independent director of 21,918 units as partial compensation for services to be rendered for the 2023 to 2024 Annual Meeting cycle, vesting of which is conditional upon full performance of such services. The award for Mr. Hughes includes a stipend of 8,219 units as partial compensation for his service as the Chair of the Board for the 2023 to 2024 Annual Meeting cycle, vesting of which is conditional upon completion of those services.

(3)

At our 2023 fiscal year end Mr. Hughes had 17,500 outstanding options exercisable at $1.90, and the non-employee directors held the following unvested restricted stock units: 30,137 for Herbert Hughes; 21,918 for Chris Lavern Reed; 21,918 for Emily Rooney; and 21,918 for Leonard Elmore. In addition, they held the following restricted stock units had vested but had not yet been settled: 12,500 units for Herbert Hughes and 9,091 units each for Emily Rooney, Chris Lavern Reed and Leonard Elmore.

During the year ended November 30, 2021, based on the advice of FW Cook base board compensation was set at $110,000, half of which was to be paid in a combination of cash and restricted equity. In addition, the following stipends were to be paid:

Audit Committee Chair: $10,000

Compensation Committee Chair: $7,500

Nominating & Governance Committee Chair: $5,000

Lead Independent Director: $25,000

During the year ended November 30, 2022, the board compensation cycle was changed from a fiscal year basis to an annual meeting cycle basis. Additionally, based on certain criteria set following consultation with FW Cook, including peer data and incentive and retention goals, the base board compensation was increased to $135,000 per annum, of which the equity portion was $80,000 of restricted stock (9,091 units). Committee Chair stipends were held at the rates set in 2021 with the addition of the following stipends, on a per annum basis, for new positions:

Product Safety Committee Chair: $5,000

Independent Chairman of the Board: $30,000 cash, together with restricted stock unit award of $30,000 (3,409 shares).

No changes were made to the structure of board compensation levels during fiscal 2023 for the 2023-2024 Annual Meeting cycle. The base remains $135,000 of which $80,000 is paid in the form of an award of restricted stock units and $55,000 in cash, and the cash stipends for chairs remain the same, including the Chairman’s stipend of $30,000 in cash and $30,000 in restricted stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2024, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our executive officers;
●	each of our directors; and
●	all our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of the applicable security, including options that are currently exercisable or exercisable within 60 days of September 30, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Our calculation of the percentage of beneficial ownership is based on 22,488,220 shares of our common stock issued and outstanding as of September 30, 2024. Common stock subject to stock options currently exercisable or exercisable within 60 days of September 30, 2024 are deemed to be outstanding for computing the percentage ownership of the person holding these securities and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Names and Address (1)	Common Stock	Percent of Class
Greater Than 5% Stockholders
Pierre Lapeyre Jr. (2) c/o Riverstone Holdings LLC 712 Fifth Avenue, 36th Floor New York, NY 10019	2,891,943	12.86%
ArrowMark Colorado Holdings, LLC (3)	1,995,323	8.87%
Executive Officers
Bryan Scott Ganz(4)	1,741,301	7.61%
Luan Pham(5)	128,047	*
Laurilee Kearnes(6)	500	*
Lisa Wager(7)	287,055	1.27%
Non-employee Directors
Chris Lavern Reed (8)	42,042	*
Herbert Hughes (9)	152,226	*
Leonard Elmore (10)	34,418	*
Emily Rooney (11)	35,064	*
All Executive Officers and Directors as a group	2,557,994	11.08%

* Less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, Massachusetts 01810.

(2)

This information is based in part upon a Schedule 13G filed by Mr. Lapeyre on January 31, 2022. Mr. Lapeyre’s principal business address is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)

This information is based in part upon a Schedule 13G filed by ArrowMark Colorado Holdings, LLC (“ArrowMark”) on February 14, 2024. The principal business address of ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(4)

Consists of (i) 880,356 shares of common stock owned by Mr. Ganz in his individual capacity, (ii) options exercisable into 388,333 shares of our common stock within 60 days of September 30, 2024 (iii) 398,059 shares of common stock owned by Northeast Industrial Partners LLC, of which Mr. Ganz is the majority holder, (iv) 70,753 shares of common stock owned by the Judith Ganz Trust, of which Mr. Ganz is the trustee, and (v) 3,800 shares of common stock owned by Li Zhang, who married Mr. Ganz in January 2023.

(5)	Consists of (i) 52,631 shares of our common stock owned by Mr. Pham, and (ii) options exercisable into 75,416 shares of our common stock within 60 days of September 30, 2024.

6)	Consists of 500 shares of our common stock owned by Ms. Kearnes.

(7)	Consists of (i) 224,555 shares of our common stock owned by Ms. Wager and (ii) options exercisable into 62,500 shares of our common stock within 60 days of September 30, 2024.

(8)	Consists of (i) 20,124 shares of our common stock owned by Mr. Reed and (ii) 21,918 vested restricted stock units pending settlement.

(9)	Consists of (i)122,089 shares of our common stock owned by Mr. Hughes and (ii) 30,137 vested restricted stock units pending settlement.

(10)	Consists of (i) 12,500 shares of our common stock owned by Mr. Elmore and (ii) 21,918 vested restricted stock units pending settlement.

(11)	Consists of (i) 13,146 shares of our common stock owned by Ms. Rooney and (ii) 21,918 vested restricted stock units pending settlement.

Changes in Control

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

On April 13, 2018, we entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with André Buys pursuant to which we purchased certain intellectual property from Mr. Buys for consideration to consist of a first payment of cash at the closing and a second payment of $500,000 cash or $750,000 in Company’s common stock (the “Second Payment”), and engaged him as our Chief Technology Officer (“CTO”). Under the Purchase and Sale Agreement, we were prohibited from terminating Mr. Buys without cause prior to April 13, 2021. On December 19, 2019, we and Mr. Buys entered into an amendment to the Agreement (the “Amendment”) which provided, among other things, that in lieu of the Second Payment the Company would issue to Mr. Buys (and/or his designees) shares of restricted common stock valued at $630,000 as soon after the effective date of the Amendment as it is approved by the Board. We also agreed to make an additional cash payment of $80,000 to Mr. Buys, which has been paid. Under the Amendment the number of shares to be issued was to be calculated based on the average closing price of our common stock for the 20 days before the Amendment was signed and approved by the Board, both of which occurred on December 19, 2019. The Amendment also terminated Mr. Buys' security interest in and reversionary rights to the intellectual property covered by the Agreement, modified certain terms of the Purchase and Sale Agreement relating to royalties, raised Mr. Buys' compensation as CTO to $12,500 per month and provided that, upon Mr. Buy's relocation to Boston, he would become a full-time employee of the Company and earn a salary of $14,000 per month plus certain benefits. We expensed $0, $389,992 and $204,813 for royalties due to Mr. Buys during the years ended November 30, 2022, 2021, and 2020 respectively. We also recorded stock-based compensation expense of $0, $6,341, and $16,909 during the years ended November 30, 2022, 2021, and 2020, respectively, related to stock options granted to Mr. Buys in 2018 to acquire 1,500,000 shares of common stock (150,000 shares on a post-reverse split basis). We terminated the royalty payments for the launcher patent in December 2021 and granted 200,000 RSUs to Mr. Buys during the fiscal year ended November 30, 2022 in exchange for waiving all future rights to royalties related to the launcher patent. During the fiscal year ended November 30, 2023, we and Mr. Buys agreed to immediately accelerate all 200,000 RSUs. Mr. Buys ceased serving as our CTO effective as of November 31, 2023.

We have subleased office premises at our Massachusetts headquarters to a corporation owned and controlled by Mr. Ganz, our President and Chief Executive Officer, since July 1, 2020. Sublease payments received were $14,449.20, $30,000 and $12,040 for the years ended November 30, 2023, 2022 and 2021, respectively.

Related Person Transactions Policy and Procedure

The Audit Committee must review and approve any related person transaction we propose to enter into. The Audit Committee is responsible for overseeing the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. In addition, the Audit Committee will keep the Company’s independent auditors informed of the Committee’s understanding of the Company’s relationships and transactions with related parties that are significant to the company.

Any potential related party transaction that is brought to the audit committee's attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limitation of Liability and Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. To the extent that a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to above, or in the defense of any claim, issue, or matter therein, the corporation must indemnify him or her against the expenses (including attorneys’ fees) that such officer or director has actually and reasonably incurred. Our Certificate of Incorporation, as amended, provides that our directors will not be personally liable to the company or our stockholders except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived improper personal benefit. In addition, our Bylaws, as amended, provides for the indemnification of our directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation, as amended, that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our Bylaws, as amended, provide that expenses incurred by any director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us, provided such director must repay amounts in excess of the indemnification such director is ultimately entitled to.

We have entered into indemnification agreements with our directors, executive officers and certain other officers and agents pursuant to which they are provided indemnification rights that are broader than the specific indemnification provisions contained in the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such director receives notice of the unlawful actions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or Director was selected to serve or was elected, respectively.

Family Relationships

There are no family relationships between any of our officers or directors.

Delinquent Section 16 Reports

The Company became subject to Section 16(a) of the Exchange Act when its stock was listed for trading on Nasdaq effective May 5, 2021. Our executive officers, directors and beneficial owners of more than 10% of our Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of the reports furnished to us and written representations from certain reporting persons that no other reports were required, we believe that during the year ended November 30, 2023, the reporting persons complied on a timely basis with all Section 16(a) filing requirements applicable to them, other than: (i) form 4 filed October 17, 2023 on behalf of Bryan Ganz (reporting Mr. Ganz’s new spouse’s ownership of common stock), and (ii) forms 4 filed on December 15, 2023 behalf of Bryan Ganz, David North, and Lisa Wager (reporting cliff vesting/forfeiture of performance-based RSUs that expired without meeting performance triggers).

PRINCIPAL ACCOUNTING FEES AND SERVICES

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed for each of the last two fiscal years for professional services rendered by EisnerAmper LLP, the principal accountant for the audit of the Company's financial statements and review of financial statements included in the Company's reports for the fiscal years ended November 30, 2023 and November 30, 2022.

	2023	2022
Audit Fees	$299,250	$252,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	23,737
TOTAL	$299,250	$275,737

Notes

(1)

Audit Fees include fees for services rendered for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and assistance with and review of documents filed with the SEC and consents and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees would principally include fees incurred for due diligence in connection with potential transactions and accounting consultations. There were no audited-related fees incurred with EisnerAmper LLP in the fiscal years ended November 30, 2023 and 2022.

(3)

Tax Fees would include fees for services rendered for tax compliance, tax advice, and tax planning. There were no tax fees incurred with EisnerAmper LLP in the fiscal years ended November 30, 2023 and 2022.

(4)

All Other Fees include professional services rendered by EisnerAmper LLP, for compliance with state and local sales taxes and an analysis of the impact of Internal Revenue Code section 382 on the availability of the Company’s past net operating losses for application against future income taxes.

All of the services performed in the fiscal years ended November 30, 2023 and 2022 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full audit committee at its first meeting following such decision. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

PROPOSAL 2: RATIFICATION OF ACCOUNTING FIRM

PROPOSAL 2: RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2024. EisnerAmper LLP has served as our independent registered public accounting firm since June 15, 2020. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the Board is submitting the appointment of EisnerAmper LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of EisnerAmper LLP, the Audit Committee will reconsider the appointment of EisnerAmper LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2024.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 30, 2024.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

PROPOSAL 3: AMENDMENT TO AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

General

On October 23, 2020, our Board adopted the Byrna Technologies Inc. 2020 Equity Incentive Plan (as amended and restated to date, the “2020 Plan”). The 2020 Plan was approved by the stockholders at our 2020 Annual Meeting of Stockholders on November 19, 2020. At our 2022 Annual Meeting of Stockholders held on May 19, 2022, our stockholders approved an amendment and restatement of the 2020 Plan to increase the authorized share reserve to a total of 3,800,000 and to enhance certain governance provisions within the 2020 Plan, including the elimination of the right to receive dividends on unvested RSUs or shares of restricted stock, and a minimum vesting period of at least one year, subject to certain exceptions.

Our Board approved a proposed amendment to the 2020 Plan (the “Plan Amendment”) on October 21, 2024, subject to, and to be effective upon, the approval of this Proposal 4 by our stockholders at the Annual Meeting.  The purpose of the Plan Amendment is to increase the authorized share reserve by 2,375,000 shares and to clarify that holders of options and stock appreciation rights will not be entitled to receive dividends or dividend equivalents on unvested or unexercised awards, and no dividends or dividend equivalents will be accrued or payable upon vesting or settlement of any options or stock appreciation rights. Additionally, holders of stock bonus awards will not be entitled to dividends or dividend equivalents until those awards are settled.

The general purpose of the 2020 Plan is to provide a means whereby directors, officers, managers, employees, consultants and advisors of Byrna and its subsidiaries by providing a means for them to acquire and maintain an equity interest in Byrna, or be paid incentive compensation, which may be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of Byrna and its subsidiaries and aligning their interests with those of our stockholders.

Our Board believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

As of October 21, 2024, there are only 18,109 remaining shares of our common stock available for issuance under the 2020 Plan. If the Plan Amendment is not approved, we may be unable to continue to offer competitive equity-based compensation and would need to consider other compensation alternatives. The increase in the number of shares available under the 2020 Plan pursuant to the Plan Amendment as described below will allow us to continue to provide equity incentive awards as part of our compensation objectives to attract and retain talented employees and provide them with the right incentives to execute our strategic objectives while maximizing our stockholders’ investment in our company. Our Board believes that the 2020 Plan plays an essential role in providing Long-Term, performance-based incentives aligned with stockholder interests.

Based solely on the closing price of our common stock as reported on The Nasdaq Capital Market on October 18, 2024, the maximum aggregate market value of the 2,375,000 additional shares that could potentially be issued under the 2020 Plan, as amended by the Plan Amendment, is approximately $39,448,750. The shares available for issuance by us under the 2020 Plan will be authorized but unissued shares.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

The following tables detail our outstanding equity awards as of November 30, 2023 and October 15, 2024:

Outstanding Equity Details	11/30/2023	10/15/2024
Stock Options outstanding	1,384,666	1,266,207
Weighted Average Exercise Price	$7.88	$9.12
Weighted Average Remaining Term (years)	6.79	7.60
RSUs + PSUs (non-vested)	976,226	823,595
Shares available	797,596	18,109
Common shares outstanding	22,002,027	22,504,443

The table below illustrates our equity use in each of the past three fiscal years:

Equity Plan Burn Rate Details	Fiscal Year ended November 30,
	2021	2022	2023
A: Stock options granted	62,000	994,750	249,999
B: RSUs granted (time-vested only)	74,493	495,971	202,221
C: PSUs granted (performance-vested)	100,000	40,833	—
D: Weighted-average common shares outstanding	19,610,039	22,364,201	21,919,624
Burn rate (A + B + C)/D	1.21%	6.85%	2.06%	3 yr avg = 3.37%

Background Related to Proposed Amendment to the 2020 Plan

We are asking stockholders to approve the amendment of the 2020 Plan to increase the shares available for issuance pursuant to awards granted under the 2020 Plan by 2,375,000, which results in a total plan size of 6,175,000 shares. The proposed amendment will also clarify that option holders will not be entitled to receive dividends or dividend equivalents on unvested or unexercised options or stock appreciation rights, and no dividends or dividend equivalents will be accrued or payable upon vesting or settlement of any options or stock appreciation rights. Additionally, holders of stock bonus awards will not be entitled to dividends or dividend equivalents prior to settlement. While our Board and the Compensation Committee believe that equity and equity-based awards are an important component of our overall compensation program, the Compensation Committee prioritizes stockholder interests in evaluating the awards to be granted to executives and other employees in its administration of the Equity Plan.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

Description of the Amended and Restated 2020 Equity Incentive Plan, As Amended

The following is summary of the material features that will be present in the 2020 Plan, as amended by the Plan Amendment, if approved by stockholders. This is a summary only and is qualified in its entirety by reference to the complete text of the 2020 Plan, as amended by the Plan Amendment, which is attached as Annex A hereto.

Administration. In general, the 2020 Plan is administered by the Compensation Committee of our Board. The Compensation Committee determines the persons to whom options to purchase shares of our Common Stock, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), and restricted or unrestricted shares of our Common Stock may be granted. The Compensation Committee may also establish rules and regulations for the administration of the 2020 Plan and amendments or modifications of outstanding awards, subject to stockholder approval where required under applicable laws. The Compensation Committee may delegate authority to the chief executive officer and/or other executive officers to grant options and other awards to employees (other than themselves), subject to applicable law and the 2020 Plan. No options, stock purchase rights or awards may be made under the 2020 Plan on or after October 23, 2030, but the 2020 Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding.

Eligibility. Persons eligible to receive options, SARs or other awards under the 2020 Plan are those employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary.  As awards under the 2020 Plan are within the discretion of the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the Amended and Restated 2020 Plan. The aggregate number of shares of Common Stock available for issuance in connection with options and other awards granted under the 2020 Plan is 6,175,000.

“Incentive stock options”, or “ISOs”, that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may be granted under the 2020 Plan with respect to all of the 6,175,000 shares of Common Stock authorized for issuance under the 2020 Plan. If any option or SAR granted under the 2020 Plan terminates without having been exercised in full or if any award is forfeited, or is settled in cash, the number of shares of Common Stock as to which such option or award was forfeited, withheld or paid, will be available for future grants under the 2020 Plan.

The number of shares authorized for issuance under the 2020 Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions.

Terms and Conditions of Options.  The Compensation Committee will determine the exercise price of options granted under the 2020 Plan. The exercise price of stock options may not be less than the fair market value per share of our Common Stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq Capital Market, the fair market value will generally be the closing sale price on the date of grant (or the last trading day on which trades were made before the date of grant if no trades occurred on the date of grant), or if the Common Stock is not listed on a national securities exchange, the fair market value will be the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date or, in the absence of quoted bid and offered prices on such date, the mean between the bid and offered prices as quoted on the immediately preceding date on which such amounts were quoted. If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2020 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our Common Stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid (a) in cash or cash equivalent, or (b) by such other means as the Compensation Committee may accept. The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option (other than an ISO), SAR or other award to transfer the option, right or other award to immediate family members or a family trust for estate planning purposes. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Option holders will not be entitled to receive dividends or dividend equivalents on unvested or unexercised options, and no dividends or dividend equivalents will be accrued or payable upon vesting or settlement of any options.

Stock Appreciation Rights. The Compensation Committee may grant SARs, independent of or in connection with an option. The Compensation Committee will determine the other terms applicable to SARs. The strike price per share of a SAR will be determined by the Compensation Committee, but the strike price may not be less than the fair market value per share of our Common Stock on the date of grant of the SAR. The maximum term of any SAR granted under the 2020 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to: the number of shares of Common Stock subject to the SAR that are being exercised multiplied by the excess, if any, of the fair market value of one share of Common Stock on the exercise date over the applicable strike price, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at fair market value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted shares of Common Stock and/or RSUs under the 2020 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs confer the right to receive shares of our Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or RSUs may include performance-based conditions. Holders will not have the right to receive dividends on any unvested shares of restricted stock. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Other Stock-Based Awards. The Compensation Committee may award other types of equity-based awards under the 2020 Plan, including the grant of shares of our Common Stock that do not have vesting requirements.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

Minimum Vesting Requirements. No award will be granted with a lapse of any vesting obligations earlier than at least one year following the date of grant. Notwithstanding the foregoing, the Compensation Committee may grant up to a maximum of five percent of the aggregate number of shares available for issuance under the 2020 Plan (subject to certain equitable adjustments), without regard to this minimum vesting requirement, and the minimum vesting requirement does not apply to (i) any substitute awards (as defined in the plan), (ii)  awards to directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change-in-control, in the terms of the award or otherwise.

Clawback and Recoupment. Awards under the 2020 Plan will be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such awards was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria, and if the Company or any of its subsidiaries terminate a participant’s service relationship due to the grantee’s gross negligence or willful misconduct, which conduct, directly or indirectly, results in the Company preparing an accounting restatement. Awards are also subject to our Clawback Policy, as described elsewhere in this proxy statement under “Executive Compensation”.

Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2020 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, or RSUs, in exchange for a similar award of the capital stock of any successor corporation; (e) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price or strike price, as applicable, the option or SAR may be canceled without payment of any consideration; or (f) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. Our Board may at any time amend the 2020 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of Common Stock available under the 2020 Plan, (b) change the group of individuals eligible to receive options, SARs and/or other awards, or (c) extend the term of the 2020 Plan.

U.S. Federal Income Tax Consequences

Following is a summary of the U.S. federal income tax consequences of option and other grants under the 2020 Plan. Optionees and recipients of other rights and awards granted under the 2020 Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.

Treatment of Options. The Code treats incentive stock options and non-statutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2020 Plan, nor will our Company be entitled to a tax deduction at that time.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

Generally, upon exercise of a non-statutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the exercise price. Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a non-statutory stock option, tenders shares of our Common Stock in partial or full payment of the exercise price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be Long-Term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a Long-Term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one-year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as Long-Term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Common Stock in partial or full payment of the exercise price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the excess of the fair market value of our Common Stock on the date of exercise over the strike price of the SAR.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

Treatment of Restricted Stock and RSU Awards. Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest. The amount of the income will be equal to the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in Section 280G of the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. If an award under the 2020 Plan is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Tax Withholding. As and when appropriate, we shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2020 Plan to pay any federal, state or local taxes required by law to be withheld.

PROPOSAL 3: AMENDMENT TO EQUITY INCENTIVE PLAN

New Plan Benefits

The number of shares that may be granted to our Chief Executive Officer, executive officers, non-employee directors and non-executive officers under the 2020 Plan, as amended by the Plan Amendment, is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee and the Board. Information about the equity awards granted to non-employee directors can be found herein under the heading “Director Compensation.” The following table provides information with respect to the number of shares granted under the 2020 Plan for the fiscal year ended November 30, 2023 to our executive officers, directors who are not executive officers, and employees. Information about the number of shares granted to our Chief Executive Officer and other named executive officers can be found herein under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Name and Position	Number of Shares Underlying Awards
Bryan Ganz – Chief Executive Officer	66.667
David North – Former Chief Financial Officer	33,333
Luan Pham – Chief Marketing and Revenue Officer	33,333
All executive officers as a group	133,333
All directors who are not executive officers, as a group	73,973
Employees as a group (excluding executive officers)	125,251
Totals	465,890

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the amendment of the Amendment and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,375,000 and to prohibit the payment or accrual of dividends on unvested or unexercised stock options, stock appreciation rights and stock bonus awards.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF OUR AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 2,375,000 AND TO PROHIBIT THE PAYMENT OR ACCRUAL OF DIVIDENDS ON UNVESTED OR UNEXERCISED STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND STOCK BONUS AWARDS.

PROPOSAL 4: RATIFICATION OF EXECUTIVE COMPENSATION

PROPOSAL 4: NON-BINDING RATIFICATION OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Byrna Technologies Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2024 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.

We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the Short-Term and Long-Term performance of the Company.

The vote regarding the compensation of our named executive officers described in this Proposal 4, referred to as a “say-on-pay vote,” is advisory, and is, therefore, not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of common stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

HOUSEHOLDING; STOCKHOLDER PROPOSALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders, unless the affected stockholder has provided contrary instructions. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Byrna stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Written requests should be directed to Corporate Secretary, Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, MA 01810. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Any stockholder who desires to submit a proposal for inclusion in our proxy statement (our “2025 Proxy Statement”) for our 2025 annual meeting (the “2025 Annual Meeting”) in accordance with Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Byrna Technologies Inc., 100 Burtt Road, Suite 115, Andover, MA 01810. We must receive a proposal by June 23, 2025 (120 days prior to the anniversary of the mailing date of this proxy statement, which is approximately October 21, 2024) in order to consider it for inclusion in our 2025 Proxy Statement. If the date of next year’s annual meeting is moved more than 30 days before or after November 20, 2025, the first anniversary of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting.

Stockholder proposals that are not intended to be included in the proxy materials for our 2025 Annual Meeting, but that are to be presented by the stockholder are subject to the advance notice provisions in our Bylaws. According to our Bylaws, in order to be properly brought before the meeting, such a proposal must include the information set forth in our Bylaws. To be timely, a proposing stockholder’s notice for an annual meeting must be delivered to or mailed and received at our principal executive offices: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). “Public Disclosure” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Company with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

If the notice does not comply with the requirements set forth in our Bylaws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2025 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

Our Directors know of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO BYRNA TECHNOLOGIES INC., 100 BURTT ROAD, SUITE 115, ANDOVER, MA 01810. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

BYRNA TECHNOLOGIES INC.

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

(marked to show proposed amendments)

1.            Purpose. The purpose of the Byrna Technologies Inc. 2020 Equity Incentive Plan is to increase stockholder value and advance the interests of the Company and its Affiliates by furnishing economic incentives designed to attract, retain and motivate key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates by providing a means for them to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

In connection with the termination of the Company’s 2017 Stock Option Plan (the “Prior Plan”) and consistent with the Company’s prior administrative practice, each option certificate evidencing a stock option granted under the Prior Plan that remains outstanding as of the date of the termination of the Prior Plan (each such stock option, a “Prior Plan Option”) shall be cancelled and replaced with an Award Agreement evidencing an equivalent Award under the Plan with no change to any of the material provisions of the Prior Plan Option, including without limitation, the Date of Grant, the Exercise Price, and the expiration of such Prior Plan Option, and such Prior Plan Option shall be deemed to be granted under the Plan and shall become, and be, subject to the provisions of the Plan; provided, however, that to the extent that (i) the application of any provision of the Plan to a Participant’s Prior Plan Option which was intended to be a stock option other than an “incentive stock option” (within the meaning of Section 422 of the Code) would be considered a “modification, extension or substitution” (within the meaning of Section 409A of the Code and the applicable guidance thereunder) of the Prior Plan Option, or (ii) the application of any provision of the Plan to a Participant’s Prior Plan Option which was intended to be an incentive stock option would be considered a “modification, extension or renewal” (within the meaning of Section 424(h) of the Code and applicable guidance thereunder) of the Prior Plan Option, such provision of the Plan shall not apply to such Prior Plan Option and the provision of the Prior Plan, if any, shall apply.

2.            Definitions. The following definitions shall be applicable throughout this Plan:

(a)    “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)    “Applicable Law” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan or in which the Common Shares are listed or quoted on a securities exchange or inter-dealer quotation system.

(c)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Bonus Award granted under this Plan.

(d)    “Award Agreement” means a written agreement, contract, certificate or other instrument or document made and delivered in accordance with Section 14(a) evidencing the terms and conditions of an Award granted hereunder. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company or an Affiliate, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company or an Affiliate; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or an Affiliate by the Participant; (C) any material violation of the policies of the Company or an Affiliate, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or an Affiliate; (D) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company; (E) misappropriation by the Participant of any assets or business opportunities of the Company or an Affiliate; or (F) conviction of the Participant of a felony or any other crime that would materially and adversely affect: (I) the business reputation of the Company or Affiliate of the Company, or (II) the performance of the Participant’s duties to the Company or an Affiliate of the Company.

If, subsequent to the termination of a Participant’s employment or service with the Company or an Affiliate for any reason other than for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Company or an Affiliate for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such termination that would have been forfeited under the Plan had such termination been by for Cause. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g)    “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)         A tender offer (or series of related offers) made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii)         The merger or consolidation of the Company with another corporation or entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determines otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii)         The sale of substantially all of the Company’s assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iv)         The acquisition by a Person (as defined below) of 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v)         The cessation of individuals who, as of the Effective Date, constitute the members of the Board (the “Current Board Members”), by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the Effective Date) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that “Person” shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance of general applicability issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)    “Committee” means a committee of at least two (2) individuals as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j)    “Common Shares” means the common stock, par value $0.001 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

(k)   “Company” means Byrna Technologies Inc., a Delaware corporation, and any successor thereto.

(l)    “Current Board Members” has the meaning set forth in Section 2(g).

(m)  “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n)   “Disability” shall have the meaning assigned to such term in any individual employment agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means a “permanent and total” disability incurred by a Participant while in the employ or service of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 7(c)(ii), the term “Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 7(c)(ii) within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any Long-Term disability plan maintained by the Company or any Affiliate in which a Participant participates or, in the absence of Participant’s participation in such a Long-Term disability plan, the determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o)    “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3.

(p)    “Eligible Director” means an individual who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(q)    “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate; provided, that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r)    “Exchange Act” has the meaning set forth in Section 2(g), and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance of general applicability issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s)    “Exercise Price” has the meaning set forth in Section 7(b).

(t)   “Fair Market Value”, unless otherwise provided by the Committee in accordance with Applicable Law, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date or, in the absence of quoted bid and offered prices on such date, the mean between the bid and offered prices as quoted on the immediately preceding date on which such amounts were quoted. In the event that the Common Shares are not listed on a national securities exchange or quoted on a nationally recognized interdealer quotation system, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A, if applicable, and such determination shall be conclusive and binding on all persons.

(u)    “Immediate Family Members” has the meaning set forth in Section 14(b).

(v)    “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w)    “Indemnifiable Person” shall have the meaning set forth in Section 4(e).

(x)    “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(y)    “Option” means an Award granted under Section 7.

(z)    “Option Period” has the meaning set forth in Section 7(c).

(aa)    “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6.

(bb)   “Permitted Transferee” has the meaning set forth in Section 14(b).

(cc)    “Person” has the meaning set forth in Section 2(g).

(dd)   “Plan” means this Byrna Technologies Inc. 2020 Equity Incentive Plan, as amended from time to time.

(ee)    “Restricted Period” means the period of time determined by the Committee during which an Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, or is otherwise subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(ff)    “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9.

(gg)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9.

(hh)    “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service with the Company and/or an Affiliate; and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12), and (B) the Participant’s years of employment or service with the Company and/or an Affiliate (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) is greater than or equal to 62; provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five (5) years.

(ii)     “SAR Period” has the meaning set forth in Section 8(c).

(jj)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance of general applicability issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(kk)    “Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 8 to receive, upon exercise, an amount payable in cash or Common Shares equal to the number of Common Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a Common Share on the date the Award is exercised, over (ii) the Strike Price specified in the Award Agreement and which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ll)       “Stock Bonus Award” means an Award granted under Section 10.

(mm)  “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of a Common Share on the Date of Grant.

(nn)    “Subsidiary” means, with respect to any specified Person:

(i)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)    any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(oo)    “Substitute Award” has the meaning set forth in Section 5(f).

(pp)    “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3.           Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Incentive Stock Options shall be exercised unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within 12 months after the date this Plan is adopted by the Board. The Plan shall terminate automatically on 10th anniversary of the Effective Date, and no Award shall be granted pursuant to the Plan after such date; provided, however, that such termination shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.            Administration.

(a)    The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan), each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all of the members of the Committee without a meeting shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)    Subject to the provisions of this Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) construe, interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, whether or not in connection with a Change in Control; (x) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (xi) exercise discretion to make any other determination and to take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

(c)    The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors or other individuals who may, but need not, be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that (A) the resolution so authorizing such officer or officers shall specify the total number of Awards such officer or officers may so award and the time period during which such officer or officers may so award, and (B) such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted. The Committee may not authorize an officer to designate himself or herself as a recipient of any such rights or options.

(d)    Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)    No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person; provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, under the Committee’s charter, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)    Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5.            Grant of Awards; Shares Subject to this Plan; Limitations.

(a)    The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Stock Bonus Awards to one or more Eligible Persons.

(b)    Subject to adjustment in accordance with Section 11, no more than ~~3,800,000~~6,175,000 Common Shares, less the number of Common Shares underlying any unexercised awards under the Company’s 2013 Stock Option Plan and the Company’s 2017 Stock Option Plan as of the Effective Date, shall be available for the grant of Awards under the Plan, all or any portion of which may be issued pursuant to the exercise of Incentive Stock Options. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by one share.

(c)    Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(d)    Awards that do not entitle the holder thereof to receive or purchase Common Shares shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(e)    Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(f)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan; provided that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the aggregate number of Common Shares available for Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count against the aggregate number of Common Shares available for Awards under the Plan.

6.            Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7.            Options.

(a)    Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), which agreements need not be identical. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be set forth in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that, any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

(b)    Exercise Price. The price at which a Common Share may be purchased upon the exercise of an Option (the “Exercise Price”) shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns (or is deemed to own pursuant to Section 424(d) of the Code) shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; ; provided, further, that the Committee may, in accordance with Applicable Law (including the applicable provisions of Section 409A or 424 of the Code) designate an Exercise Price below Fair Market Value on the Date of Grant if the Option is granted in substitution for an option previously granted by an entity that is acquired by or merged with the Company or an Affiliate; provided, further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed 10 years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns (or is deemed to own pursuant to Section 424(d) of the Code) shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option at any time and for any reason. Unless otherwise provided by the Committee in an Award Agreement:

(i)    an Option shall vest and become exercisable with respect to one-third of the Common Shares subject to such Option on each of the first three (3) anniversaries of the Date of Grant;

(ii)    upon termination of employment or service of the Participant granted such Option, the unvested portion of such Option shall expire, and the vested portion of such Option shall remain exercisable for:

(A)    one (1) year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but in no event later than the expiration of the Option Period;

(B)    for directors, officers and employees of the Company only, for three (3) months following termination of employment or service by reason of such Participant’s Retirement, but in no event later than the expiration of the Option Period;

(C)    three (3) months following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but in no event later than the expiration of the Option Period; and

(iii)    both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of this Section 7(c) and consistent with the requirements of Applicable Law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d)    Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any applicable federal, state, local and/or foreign income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the aggregate Exercise Price. The aggregate Exercise Price shall be payable (i) in cash, by certified or bank check, or cash equivalent; and (ii) by such other method as the Committee may permit in accordance with Applicable Law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the aggregate Exercise Price; (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised, (D) any combination of the foregoing, or (E) any other form of legal consideration that may be acceptable to the Committee. Any fractional Common Shares shall be settled in cash.

(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a “disqualifying disposition” (as defined below) of all or any portion of the Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any “disposition” (within the meaning of Section 424 of the Code and including, without limitation, any sale) of such Common Shares before the later of (i) two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) one (1) year after the date of exercise of the Incentive Stock Option. Such written notice shall advise the Company of the occurrence of the disqualifying disposition and the price realized upon the disposition of such Common Shares. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)    Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other Applicable Law.

(g) Dividends. The holder of an Option granted under this Plan shall not have the right to receive dividends or to any dividend equivalent on any unvested or unexercised Option nor shall any dividend or dividend equivalent be accrued, due, or paid upon vesting or settlement of any Option.

8.            Stock Appreciation Rights.

(a)    Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), which agreements need not be identical. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be set forth in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Strike Price. The Strike Price for each SAR granted in conjunction with the Award of an Option shall be the Exercise Price of the related Option, and the Strike Price of a SAR granted independent of an Option shall be the Fair Market Value of a Common Share determined as of the Date of Grant; provided, however, that the Committee may, in accordance with Applicable Law (including the applicable provisions of Section 409A of the Code) designate a Strike Price below Fair Market Value on the Date of Grant if the SAR is granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option, and a SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed 10 years from the Date of Grant, as may be determined by the Committee (each, the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR at any time and for any reason. Unless otherwise provided by the Committee in an Award Agreement:

(i)    a SAR shall vest and become exercisable with respect to one-third of the Common Shares subject to such SAR on each of the first three (3) anniversaries of the Date of Grant;

(ii)    upon termination of employment or service of the Participant granted the SAR, the unvested portion of a SAR shall expire, and the vested portion of such SAR shall remain exercisable for:

(A)    one (1) year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but in no event later than the expiration of the SAR Period;

(B)    for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

(C)    three (3) months following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but in no event later than the expiration of the SAR Period; and

(iii)    both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d)    Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the Date of Grant of the SARs to be exercised. Notwithstanding the foregoing, if on the last day of the SAR Period (i) the Fair Market Value exceeds the Strike Price, (ii) the Participant has not exercised the SAR or the corresponding Option (if applicable), and (iii) neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day of the SAR Period and the Company shall make the appropriate payment therefor.

(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

(f)   Dividends. The grantee of a SAR shall not have the right to receive dividends or to any dividend equivalent on any unvested or unexercised SAR, nor shall any dividend or dividend equivalent be accrued, due or paid upon vesting or settlement of any SAR.

9.    Restricted Stock and Restricted Stock Units.

(a)    Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), which agreements need not be identical. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be set forth in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter.

(b)    Restricted Stock Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may also require the Participant to execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock, provided that the Participant shall not have the right to receive dividends on any unvested shares of Restricted Stock. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)    Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No Common Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder (including, without limitation, voting rights) with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement in a manner consistent with the applicable requirements of Section 409A of the Code. At the discretion of the Committee, each Restricted Stock Unit (representing one Common Share) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one Common Share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee in its discretion. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(d)    Vesting; Acceleration of Lapse of Restrictions. The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse pursuant to the terms and conditions set forth in the applicable Award Agreement. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(e)    Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such shares of Restricted Stock and, if such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)    Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to the outstanding Restricted Stock Units held by any Participant and no later than March 15th of the calendar year following the calendar year in which such expiration occurs, the Company shall deliver a copy of irrevocable instructions to a stockbroker or other third party agent to (A) sell a sufficient number of Common Shares on behalf of such Participant, in order to fully satisfy the Company’s tax withholding obligations with respect to such Restricted Stock Units, and (B) hold the remainder of the Participant’s Common Shares with respect to such Restricted Stock Units in an individual account with such stockbroker or other third party agent on behalf of, and for the benefit of, such Participant.

(f)     Section 83(b) Election. Subject to compliance with Section 83 of the Code and applicable Treasury Regulations, a Participant may file an election under Section 83(b) of the Code with respect to grants of Restricted Stock; provided, however, that it shall be the sole responsibility of such Participant to complete and file such election in accordance with and in the manner provided by Section 83 of the Code and Treasury Regulation Section 1.83-2.

10.    Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), which agreements need not be identical. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be set forth in the applicable Award Agreement. Notwithstanding the foregoing, the holder of any Stock Bonus Award granted under this Plan shall not have the right to receive dividends or to any dividend equivalent on any Stock Bonus Award prior to settlement, nor shall any dividend or dividend equivalent be accrued, due, or paid upon settlement of any Stock Bonus Award.

11.    Adjustments Upon Changes in Capital Structure and Similar Events. In the event of changes in the outstanding Common Shares or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Date of Grant of any Award, Awards granted under the Plan and any Award Agreements, the Exercise Price of Options and the Strike Price of Stock Appreciation Rights, the maximum number of Common Shares subject to all Awards stated in Section 5 shall be equitably adjusted or substituted, as to the number, price or kind of a Common Share or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award and to prevent substantial dilution or enlargement of rights under such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall furnish each Participant written notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.    Effect of Change in Control. Notwithstanding Section 11, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of Common Shares receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), all Awards outstanding on the effective date of such Corporate Event shall be treated in the manner described in the definitive transaction agreement (or, in the event that the Corporate Event does not entail a definitive agreement to which the Company is a party, in the manner determined by the Committee in its sole discretion), which agreement may provide, without limitation, for one or more of the following:

(a)    The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 11, and to the extent that such Awards vest subject to the achievement of performance objectives or criteria, such objectives or criteria shall be adjusted appropriately to reflect the Corporate Event;

(b)    The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event;

(c)    The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Common Shares in connection with such Corporate Event, less, in the case of Options and SARs, the Exercise Price or Strike Price, as applicable, (such amounts to be paid on substantially the same schedule and subject to substantially the same terms and conditions as the consideration payable for the Common Shares in connection with the Corporate Event, unless otherwise determined by the Committee); provided, however, that Participants holding Options or SARs shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the Exercise Price or Strike Price, as applicable, is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the Exercise Price or Strike Price, as applicable, such Awards shall be canceled for no consideration;

(d)    The cancellation of any or all Options and SARs (whether vested or unvested) as of the consummation of such Corporate Event; provided, that all Options and SARs to be so cancelled pursuant to this subsection (d) shall first become exercisable for a period of at least 10 days prior to such Corporate Event, with any exercise during such period of any unvested Options or SARs to be (i) contingent upon and subject to the occurrence of the Corporate Event, and (ii) effectuated by such means as are approved by the Committee; and

(e)    The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within 30 days of the applicable vesting date (or such later date on which the applicable consideration is payable for the Common Shares in connection with the Corporate Event, unless otherwise determined by the Committee).

Payments to holders pursuant to Section 12(c) shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Common Shares covered by the Award at such time (less any Exercise Price or Strike Price, as applicable). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (x) represent and warrant as to the unencumbered title to his or her Awards, (y) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Shares, and (z) deliver customary transfer documentation as reasonably determined by the Committee.

The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

13.    Amendments and Termination.

(a)          Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q) shall be made without stockholder approval, and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with Applicable Law; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)         Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant with respect to such Award shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 11, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash or take any action that would have the effect of treating such Award as a new Award for tax or accounting purposes, and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14.    General.

(a)          Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. Each Award Agreement shall be subject to the terms and conditions of the Plan. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee. Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

(b)    Nontransferability; Trading Restrictions.

(i)    Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (an “Immediate Family Member”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or members are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant shall provide the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee shall notify the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii)    The terms of any Award transferred in accordance with Section 14(b)(ii) shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment or service with the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv)    The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c)    Tax Withholding.

(i)    A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes. In addition, the Committee, in its discretion, may make arrangements with a stockbroker or other third party agent for the Participant to facilitate the payment of applicable income and self-employment taxes.

(ii)    Without limiting the generality of Section 14(c)(i), the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding obligations by (A) tendering a cash payment, (B) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having an aggregate Fair Market Value equal to the amount of such withholding obligations, or (C) authorizing the Company to withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Common Shares with an aggregate Fair Market Value equal to the amount of such withholding obligation (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).

(d)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment or other agreement between the Company or its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f)    Designation and Change of Beneficiary. Unless otherwise provided by the Committee in an Award Agreement, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)    Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h)    No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)    Government and Other Regulations.

(i)    The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to Applicable Law and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or other Applicable Law or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other Applicable Law, and, without limiting the generality of Section 9, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any terms or provisions to any Award granted under this Plan that it deems necessary or advisable in its sole discretion in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)    No Trust or Fund Created. Neither this Plan nor any Award granted hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award Agreement shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under Applicable Law.

(m)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)    Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p)    Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Law in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q)    Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)    Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(s)    Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(t)    Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the 12-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any Affiliate be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

(u)    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14(u), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(v)    Payments. Participants shall be required to pay, to the extent required by Applicable Law, any amounts required to receive Common Shares under any Award made under this Plan.

(w)    Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant. Notwithstanding the foregoing, the Committee may grant up to a maximum of five percent (5%) of the aggregate number of shares of Common Shares available for issuance under this Plan (subject to adjustment under Section 11), without regard for any limitations or other requirements for exercise or vesting as set forth in this Section 14(w), and the minimum vesting requirement does not apply to (A) any Substitute Awards, (B) Awards to directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (C) the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

(x)    Clawback. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time. If there shall be no such clawback policy in effect, (1) awards under the Plan and any Common Shares issued pursuant to Awards under the Plan (and any gains thereon) shall be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such Awards was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria; and (2) if the Company or its subsidiaries terminate a Participant’s service relationship due to the Participant’s gross negligence or willful misconduct (whether or not such actions also constitute “cause” under an Award Agreement), which conduct, directly or indirectly, results in the Company preparing an accounting restatement, any Awards under the Plan, whether or not vested, as well as any Common Shares issued pursuant to Awards under this Plan (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.”

As adopted by the Board of Directors of Byrna Technologies Inc. on October 23, 2020.

As approved by the shareholders of Byrna Technologies Inc. on November 19, 2020.

As amended by the Board of Directors of Byrna Technologies, Inc. on February 24, 2021.

Amendment and restatement approved by the Board of Directors of Byrna Technologies Inc. on April 26, 2022.

Amendment and restatement approved by the shareholders of Byrna Technologies Inc. on June 17, 2022.

As amended by the Board of Directors of Byrna Technologies, Inc. on October 21, 2024.

As approved by the shareholders of Byrna Technologies, Inc. on ___, 2024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58646-P20600 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BYRNA TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bryan Ganz	☐	☐	☐
1b. Herbert Hughes	☐	☐	☐
1c. Chris Lavern Reed	☐	☐	☐
1d. Leonard Elmore	☐	☐	☐
1e. Emily Rooney	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V58647-P20600

BYRNA TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 20, 2024, 10:00 A.M. EASTERN TIME

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side